Exhibit 1.1

Approved by
the Extraordinary General Meeting of
Shareholders of Mobile TeleSystems
Open Joint Stock Company

October 30, 2006, Minutes No.18

CHARTER

OF

MOBILE TELESYSTEMS

OPEN JOINT STOCK COMPANY

(Restated version No. 5)

Moscow, 2006

1. General Provisions

1.1. Mobile TeleSystems Open Joint Stock Company (hereinafter the “Company”) was registered by the State Registration Chamber of the Ministry of Justice of the Russian Federation on 1 March 2000, registration number № R-7882.16. An entry was made on 2 September 2002 in the Consolidated State Register of Legal Entities by the Moscow Department of the Ministry for Taxes and Levies of the Russian Federation, concerning an entity registered prior to 1 July 2002, under Primary State Registration Number (OGRN) 1027700149124. The Company has been created and operates in accordance with the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies”, the Federal Law “On Foreign Investments in the Russian Federation” and other current legislation of the Russian Federation and this Charter.

The Company was created by the consolidation of Mobile TeleSystems Closed Joint Stock Company (registered on 28 October 1993 by the Moscow Registration Chamber, registration number 027.941, and by the State Registration Chamber on 21 September 1994, registration number R-3566.16) and Russian Telephone Company Closed Joint Stock Company (registered by the Moscow Registration Chamber on 21 July 1995, registration number 634.535, and by the State Registration Chamber on 19 August 1996, registration number R-6068.16).

The Company is the legal successor in respect of all rights and obligations of Mobile TeleSystems Closed Joint Stock Company and Russian Telephone Company Closed Joint Stock Company.

The Company is the legal successor to all rights and obligations of Rosico Closed Joint Stock Company (registered by the Moscow Registration Chamber of the Moscow Government on 4 March 1994 under number 005.821 and entered into the Consolidated State Register of Legal Entities on 18 December 2002 by the Moscow Department of the Russian Ministry for Taxes and Levies under primary state registration number 1027700547126), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company on 9 June 2003.

The Company is the legal successor to all rights and obligations of Amur Cellular Communications Closed Joint Stock Company (registered by the Administration of Blagoveshchensk on 11 April 1996 under number 189P and entered into the Consolidated State Register of Legal Entities on 27 August 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 1 for Amur Region under primary state registration number 1022800511810), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Dontelecom Closed Joint Stock Company (registered by the Administration of Rostov Region on 14 April 1994 under number C-1160/231 and entered into the Consolidated State Register of Legal Entities on 25 October 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Proletarsky District of Rostov-on-Don under primary state registration number 1026104143944), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Kuban-GSM Closed Joint Stock Company (registered by the Krasnodar Registration Chamber on 15 May 1997 under number 6948 and entered into the Consolidated State Register of Legal Entities on 30 July 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Krasnodar under primary state registration number 1022301190779), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Mobile TeleSystems-Barnaul Closed Joint Stock Company (registered by the Order of the Administration of the Octyabrsky District of Barnaul on 25 April 2000 under number 1287 and entered into the Consolidated State Register of Legal Entities on 30 September 2002 by

the Russian Ministry for Taxes and Levies Inspectorate for Octyabrsky District of Barnaul, Altai Territory under primary state registration number 102201506854), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Mobile TeleSystems-Nizhni Novgorod Closed Joint Stock Company (registered by the Nizhni Novgorod Registration Chamber on 22 January 2001 under number 4583 and entered into the Consolidated State Register of Legal Entities on 14 August 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Soviet District of Nizhni Novgorod under primary state registration number 1025203721168), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Telecom-900 Closed Joint Stock Company (registered by the Moscow Registration Chamber on 02 September 1999 under number 001.455.369 and entered into the Consolidated State Register of Legal Entities on 11 September 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 39 for Moscow under primary state registration number 1027739174682), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Telecom-XXI Open Joint Stock Company (registered by the Resolution of the Saint Petersburg Registration Chamber on 04 April 1997 under number 68581 and entered into the Consolidated State Register of Legal Entities on 21 August 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Saint Petersburg under primary state registration number 1027809176031), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Udmurt Digital Networks-900 Closed Joint Stock Company (registered by the Administration of the Octyabrsky District of Izhevsk, Udmurt Republic on 21 May 1996 under number 598/1 and entered into the Consolidated State Register of Legal Entities on 10 December 2002 by the Russian Ministry for Taxes and Levies  Inspectorate for the Octyabrsky District of Izhevsk, Republic of Udmurtia under primary state registration number 1021801168058), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Horizon-RT Open Joint Stock Company (registered by the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, Sakha Republic (Yakutia) on 26 September 2003 and entered into the Consolidated State Register of Legal Entities on 26 September 2003 by the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, Sakha Republic (Yakutia) under primary state registration number 1031402065419), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Uraltel Closed Joint Stock Company (registered by the Government of the Sverdlovsk Region on 23 July 1993 under number P-2417.16 and entered into the Consolidated State Register of Legal Entities on 7 October 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Verkh-Issetsky District of Ekaterinburg under primary state registration number 1026602321206), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Far East Cellular Systems-900 Closed Joint Stock Company (registered by the Administration of Khabarovsk on 17 July 1996 under number 002753-Aand entered into the Consolidated State Register of Legal Entities on 30 July 2002 by the Russian Ministry for Taxes and Levies  Inspectorate for the Central District of Khabarovsk under primary state registration number 1022700911122), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Siberian Cellular Systems-900 Closed Joint Stock Company (registered by the Novosibirsk Municipal Registration Chamber on 29 November 1996 under number 7816 and entered into the

Consolidated State Register of Legal Entities on 23 November 2002 by the Russian Ministry for Taxes and Levies  Inspectorate for the Central District of Novosibirsk under primary state registration number 1025402480102), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of TAIF-TELCOM Open Joint Stock Company (registered by the State Registration Chamber with the Ministry of Justice of the  Republic of Tatarstan on 4 April 2000 under number 1213/K-1(50-02) and entered into the Consolidated State Register of Legal Entities on 23 July 2002 by the Russian Ministry for Taxes and Levies  Interdistrict Inspectorate No. 14 for the Republic of Tatarstan under primary state registration number 1021602825397), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of Tomsk Cellular Communications Closed Joint Stock Company (registered by the Federal Tax Service Inspectorate for Tomsk on 30 September 2005 and entered into the Consolidated State Register of Legal Entities on 30 September 2005 by the Federal Tax Service Inspectorate for Tomsk under primary state registration number 1057002621280), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of SibChallenge Closed Joint Stock Company (registered by the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk on 3 October 2005 and entered into the Consolidated State Register of Legal Entities on 3 October 2005 by the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk under primary state registration number 1052466370648), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of BM Telecom Closed Joint Stock Company (registered by the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa on 3 October 2005 and entered into the Consolidated State Register of Legal Entities on 3 October 2005 by the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa under primary state registration number 1050204327557), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company is the legal successor to all rights and obligations of MTS-RTK Closed Joint Stock Company (registered by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow on 4 October 2005 and entered into the Consolidated State Register of Legal Entities on 4 October 2005 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow under primary state registration number 1057748460660), which was reorganized by merger into Mobile TeleSystems Open Joint Stock Company.

The Company shall carry out its economic activity on the basis of the current legislation of the Russian Federation and this Charter.

1.2. The full trade name of the Company in the Russian language shall be:

The full trade name of the Company in the English language shall be: Mobile TeleSystems Open Joint Stock Company.

The abbreviated trade name of the Company in Russian shall be: OAO «MTC» or OAO

The abbreviated trade name of the Company in English shall be: MTS OJSC

1.3. The Company shall be a legal entity under the legislation of the Russian Federation and have its own property and funds, an independent balance sheet, a settlement account and other accounts at banks (including a foreign currency account), a seal specifying the name of the Company in the Russian and English languages, letterhead bearing its name, its own logo and trademark, and other requisites.

1.4. The Company shall acquire the rights of a legal entity upon its state registration.

1.5. The duration of the Company shall be unlimited.

1.6. The shareholders of the Company (“Shareholders”) shall not be liable for the obligations of the Company and shall bear the risk of losses associated with the Company’s activity to the extent of the value of the Shares owned by them, unless otherwise is stipulated by the existing law, and the Company shall not be liable for the obligations of the Shareholders.

1.7. The Company shall not be liable for the obligations of the State, nor shall the State be liable for the obligations of the Company.

1.8. In the course of its activity the Company may create branches and representative offices in accordance with current legislation in the territory of the Russian Federation and abroad, as well as participate in the capital of other organizations.

1.9. The official languages of the Company shall be English and Russian. The Company’s documents shall be in the Russian language. The board of directors of the Company (“Board of Directors”) shall, taking into account the provisions of this Charter, approve the list of the Company’s documents that must be prepared in the English and Russian languages. The texts of such documents shall be authentic and have identical force.

1.10. The location of the Company shall be: 4 Marksistskaya St., Moscow 109147, Russia.

2. Purpose and Principal Lines of Activity

2.1. The purpose of the Company’s economic activities shall be to obtain profits through the planning, marketing, and operation of a radiotelephone mobile cellular network in the regions specified in licenses issued by the Ministry of Communication of the Russian Federation. In order to achieve this purpose, the Company’s activities shall include:

•     cooperation with national and/or international operators of the Global System for Mobile Communications (GSM) in the territory of the Russian Federation and elsewhere to provide for an optimum level of service to clients of the Company;

•     cooperation with particular operators of telephone networks in Moscow and the Russian Federation, as well as with the operators of international communication networks;

•     performance of settlements with clients, as well as commercial and financial management of the network in accordance with accepted international practice;

•     performance and marketing of additional services of mobile communication systems;

•     import, sales, leasing, installation and maintenance of terminals and related devices;

•     operation and maintenance of monitoring equipment for GSM networks; and

•     conduct of any other activity in accordance with resolutions of the Board of Directors and the Meeting of Shareholders that facilitate the achievement of the Company’s principal goals.

2.2. The Company shall carry out foreign economic activities both independently and through other organizations entitled to operate on the foreign market in accordance with current legislation.

2.3. The Company may carry out activities for which a license is required only if it holds a valid license to carry out such activity or has entered into contractual relations with a holder of the appropriate license.

3. Rights of the Company

3.1. In accordance with its purpose and lines of activity, the Company shall have the right:

•     to enter, both within the Russian Federation and elsewhere, into any legal transactions and to execute other legally significant actions regarding legal entities or individuals;

•     in the interests of the Company to own, use, and dispose of material assets and other assets transferred to the Company’s ownership or use or acquired in the course of its economic activities, as well as monetary funds held in bank accounts, subject to the requirements of this Charter and current legislation;

•     to independently use profits that remain after taxes and other compulsory payments and settlements have been paid;

•     to acquire property rights and personal non-property rights and bear responsibilities; to be a claimant or respondent in a court or arbitration court or before an arbitral tribunal, and to perform other actions not contrary to legislation;

•     to acquire, alienate, and rent, in the Russian Federation and elsewhere, enterprises and movable and immovable property necessary for the Company’s activity;

•     to independently plan its production and economic activities and the social development of its employees;

•     to use loans in rubles and in foreign currency at banks, organizations, and enterprises in the Russian Federation and elsewhere; to acquire foreign currency at auctions, on currency exchanges, and from legal entities and citizens on the terms established by current legislation;

•     to invest monetary funds in domestic loan bonds, bank certificates, and other securities in circulation; to hold auctions, lotteries, and exhibitions; and to conduct operations on commodity and stock exchanges;

•     to engage legal entities and individuals to work in the lines of its activity on the basis of civil-law contracts at wages agreed by the parties;

•     to independently set the total number of employees and their professional and qualification standards; to approve the permanent staff of the Company and the branches, representatives offices, and divisions created by it; to determine forms and systems of wages and the shift system of work, and to adopt resolutions on the implementation of combined accounting of work hours;

•     to use all non-prohibited means of communication (including international, telex, telephone, and facsimile);

•     to enjoy other rights provided for by current legislation.

4. Rights and Obligations of the Company’s Shareholders

4.1. In addition to the rights provided for by other articles of this Charter, the Shareholders shall have the right:

•     to freely assign the shares owned by them, including by way of sale, gift, bequest, pledge, or otherwise alienate or encumber their shares in any way, without the consent of the other Shareholders in accordance with applicable legislation, on condition of compliance with the provisions of this Charter.

•     to receive dividends;

•     to participate in direct or remote voting at the general meeting of shareholders of the Company (“General Meeting of Shareholders”) on all issues within its competence;

•     to transfer voting right to other Shareholders or to their own representatives pursuant to power of attorney;

•     to nominate and elect candidates to the management and supervisory bodies of the Company in the manner and on the terms established by this Charter;

•     in the manner and on the terms established by this Charter, to submit for consideration by the management bodies of the Company, in accordance with their competence, proposals concerning the Company’s activities, the state of its property, and the size of its profits and losses;

•     to elect and be elected to the management and supervisory bodies of the Company;

•     in the cases provided for by the Charter, to elect the working bodies of the General Meeting of Shareholders;

•     to demand the calling of an extraordinary General Meeting of Shareholders or an unscheduled audit of the Company’s activities by the audit commission of the Company

(“Audit Commission”) or by an independent auditor in the manner and on the terms established by the legislation of the Russian Federation and this Charter;

•     to demand the redemption by the Company of some or all of the shares owned by them in the manner and in the cases established by the legislation of the Russian Federation and the Company’s Charter.

•     in the event that the Company is liquidated, to receive a portion of its property;

•     to have free access to the Company’s documents, in the manner established by the legislation of the Russian Federation and this Charter, and to receive copies thereof for a reasonable fee;

•     to exercise other rights provided for by this Charter, the legislation of the Russian Federation, and resolutions of the General Meeting of Shareholders adopted in accordance with its competence.

4.2. In addition to the obligations stipulated in other articles of this Charter, the Shareholders shall be obligated:

•     to pay for shares in the manner and amount and by the means established by the Civil Code of the Russian Federation, the Federal Law of the Russian Federation “On Joint Stock Companies,” other legislation of the Russian Federation, the Company’s Charter, and the appropriate Decision on Issuance of Securities;

•     to fulfill the requirements of the Charter and the resolutions of the General Meeting of Shareholders;

•     to refrain from any intentional activities that might cause harm to the Company;

•     not to divulge confidential information concerning the Company’s activities.

Shareholders who have not paid for their shares in full shall bear joint and several liability for the Company’s obligations to the extent of the unpaid value of the shares belonging to them.

5. Charter Capital of the Company

5.1. The Company shall have a Charter Capital equal to 199 332 613 rubles 80 kopecks (one hundred ninety-nine million three hundred thirty-two thousand six hundred thirteen rubles eighty kopecks), divided into 1 993 326 138 (one billion nine hundred ninety-three million three hundred twenty-six thousand one hundred thirty-eight) registered common shares with a par value of 0.1 (one-tenth) of one ruble (or 10 (ten) kopecks) each, acquired by Shareholders.

The Charter Capital shall consist of the aforesaid par value of registered common shares acquired by the Shareholders (placed shares), namely, 1 993 326 138 (one billion nine hundred ninety-three million three hundred twenty-six thousand one hundred thirty-eight) shares. The Charter Capital of the Company has been fully paid.

5.2. The Charter Capital may be changed pursuant to a resolution of the General Meeting of Shareholders or the Board of Directors in accordance with the Federal Law “On Joint Stock Companies” and other current legislation.

5.3. Increase of the Charter Capital.

5.3.1. The Company shall be entitled to increase the Charter Capital of the Company by increasing the par value of all placed shares or by placing additional shares.

5.3.2. Additional shares may be placed by the Company only within the limit of the number of authorized shares established by the Charter.

5.4. In addition to the placed registered common shares, the Company declares (shall have the right to place) 103 649 654 ( one hundred and three million six hundred forty-nine thousand six hundred fifty-four) registered common shares with a par value of 0.1 (one-tenth) of one ruble each to a total par value of 10 364 965 rubles 40 kopecks (ten million three hundred sixty-four thousand nine hundred sixty-five rubles forty kopecks)

After the placement the declared registered common shares of the Company grant the equal volume of rights, as provided for the placed registered shares of the Company by Article 4 of this Charter.

5.5. Decrease in the Charter Capital.

5.5.1. The Charter Capital of the Company may be decreased by decreasing the par value of all placed shares of the Company equally or by reducing their total number, including by acquiring and canceling some of the placed shares,

6. Property and Funds of the Company

6.1. The property of the Company shall consist of fixed assets and working capital, material assets, securities, and other financial resources whose value is reported on the independent balance sheet of the Company.

The sources for forming the property of the Company shall be:

•     funds received by legal succession in conjunction with the creation and reorganization of the Company;

•     funds received from Shareholders in payment for shares;

•     income from the sale of products (work, services) produced by the Company;

•     loans from banks and other creditors;

•     other sources not prohibited by current legislation.

6.2. Profits remaining after the payment of taxes and other compulsory payments (net profit) shall be at the complete disposition of the Company.

The Company may independently form the funds required for its activity. The Company shall independently determine the composition, purpose, sources of formation, and manner of use of funds.

The Company establishes a reserve fund equal to 15 percent of the Charter Capital.

Annual contributions to the reserve fund must be at least 5 percent of the Company’s net profit until the level of 15 percent of the Charter Capital is attained.

6.3. The Company shall sell the products (works, services) produced by it at prices and tariffs set independently or contractually, or, in the cases provided for by current legislation of the Russian Federation, at prices set by the state.

6.4. Losses arising in the course of the Company’s activity shall be covered out of the reserve fund and, in case of the insufficiency thereof, out of other sources.

7. Shares

7.1. The Company shall have the right to issue registered common shares, preferred shares, and other securities provided for by legal acts of the Russian Federation. Preferred shares may be issued only after corresponding amendments have been made to the Charter of the Company pursuant to a resolution of the General Meeting of Shareholders. Owners of shares shall be registered in a Register of Shareholders, which must include the data required by legislation.

7.2. All common shares of the Company shall have the same par value and grant to the Shareholders who own them an identical amount of rights.

7.3. Common shares of the Company shall be voting shares in respect of all issues within the competence of the General Meeting of Shareholders.

7.4. In the event that the Company is liquidated, the Shareholders shall share in the distribution of its assets in the order of priority established by current legislation of the Russian Federation.

7.5. Shares shall be issued in uncertificated form, and payment for shares shall be made in accordance with the resolution respecting their placement.

7.6. In the event that it is impossible for a Shareholder to acquire a whole number of shares when exercising its preemptive right to acquire additional shares or during the consolidation of shares, parts of shares are formed (“fractional shares”). A fractional share grants the Shareholder who owns it the rights conferred by shares of the same category (class) in a volume corresponding to that fraction of a whole share which it represents.

For the purposes of reflecting in the Charter of the Company the total number of placed shares, all placed fractional shares shall be summed up. If this does not yield a whole number, the number of placed shares shall be reflected in the Charter of the Company as a non-integral.

Fractional shares shall circulate on a par with whole shares. In the event that one party acquires two or more fractional shares of the same category (class), such shares shall form one whole share and (or) a fractional share, equal to the sum of such fractional shares.

7.7. Procedure for alienation of shares of the Company.

7.7.1. Shares of the Company may be alienated in favor of third parties. A Shareholder may alienate his shares in the manner established by legislation.

7.7.2. A person who acquired more than 30 percent of the placed common shares of the Company, including shares owned by this person and its affiliated persons, within 35 days after the date when an appropriate credit entry was made in the personal account (custody account)  shall  forward to the shareholders who own of the remaining common shares of the Company and to the holders of emissive securities convertible into such shares a public offer to purchase such securities from them (hereinafter  the “mandatory offer”) in accordance with the procedure established by the law of the Russian Federation.

7.7.3. From the date of acquisition of more than 30% of the total number of the Company’s common shares to the date of forwarding the mandatory offer to the Company in accordance with requirements of the Federal Law “On Joint Stock Companies” the person who has acquired more than 30% of placed common shares of the Company, including shares owned by this person and its affiliated persons, and its affiliated persons shall have voting rights only with respect to shares that constitute 30% of such shares. And the remaining shares owned by such person and its affiliated persons shall not be counted in determination of quorum.

7.7.4. Provisions of clause 7.7.2 and 7.7.3 of the Charter shall cover the acquisition of a portion of the placed common shares of the Company exceeding 50% and 70% of the total number of the placed common shares of the Company. In such case the voting right limitations as stipulated by clause 7.7.3 hereof shall only cover newly acquired shares in excess of the respective portion.

7.7.5. A person that in cases provided for by the Federal Law “On Joint Stock Companies” has become an owner of more than 95% of the total number of the Company’s common shares, including shares owned by this person ant its affiliated persons, shall redeem the remaining common shares of the Company owned by other persons as well as emissive securities convertible into such shares on request of the owners thereof  following the procedure established by the Federal Law “On Joint Stock Companies”.

7.7.6. A person that in cases provided for by the Federal Law “On Joint Stock Companies” became an owner of more than 95% of the total number of the Company’s common shares, including shares owned by this person ant its affiliated persons, may redeem the remaining common shares of the Company owned by other persons as well as emissive securities convertible into such shares irrespective on consent of the owners of the remaining common shares (securities convertible into such shares) in accordance with procedure established by the Federal Law “On Joint Stock Companies”.

7.7.7. Unless otherwise established by law, the Company may acquire shares placed by it in accordance with the provisions of the Federal Law “On Joint Stock Companies” pursuant to a resolution of the General Meeting of Shareholders to reduce the Charter Capital of the Company by acquiring some of the placed shares for the purpose of decreasing their total number. Shares acquired by the Company on the basis of such a resolution shall be cancelled upon the acquisition thereof.

The Company shall have the right to acquire shares it has placed by resolution of the Board of Directors.

The Company shall not have the right to adopt a resolution on acquisition of shares by the Company if the par value of shares of the Company which are in circulation is less than 90 percent of the Charter Capital of the Company.

Shares acquired by the Company in accordance with the second paragraph of this clause shall not confer the right to vote, shall not be counted when votes are tallied and no dividends shall accrue on them. Such shares shall be sold at the price no less than their market value no later than one year from the date of their acquisition. If such is not the case, the General Meeting of Shareholders of the Company is obligated to adopt a resolution on reducing the Charter Capital of the Company by redeeming the aforementioned shares.

A resolution on acquiring shares shall specify the category (class) of shares that are to be acquired, the number of shares of each category (class) being acquired by the Company, the purchase price, the form and period of payment, and the period within which the shares are to be acquired.

Shares may be paid for with money or other property. The period within which shares are acquired cannot be less than 30 days.

The Shareholder of the Company, who owns the shares of the category (class) of shares that are to be acquired by the Company, shall have a right to sell such shares to the Company and the Company is obligated to buy them. In the event that the total number of shares offered for sale to the Company by the shareholders is more than the total number of shares to be acquired by the Company, considering the restrictions imposed by current legislation of the Russian Federation, the shares shall be acquired on pro rata basis.

7.7.8. In the event of the reorganization or liquidation of a Shareholder that is a legal entity or the death of a Shareholder who is an individual, the successors (heirs) thereof shall become Shareholders of the Company. Inheritance or succession of shares shall take place in accordance with the general civil procedure.

7.7.9. A new owner of shares and other securities of the Company shall be obligated to communicate, within a reasonable period of time, all necessary details about himself for the purposes of their entry into the Register of Shareholders and Owners of Registered Securities of the Company.

7.8. Consolidation and splitting of shares.

7.8.1. The Company shall have the right, pursuant to a resolution of the General Meeting of Shareholders, to carry out a consolidation of placed shares, thereby causing two or more shares of the Company to be converted into one new share of the same category (class). Therewith, corresponding amendments regarding the par value and number of placed and authorized shares of the Company of respective category (class) shall be made to the Charter of the Company.

7.8.2. The Company shall have the right, pursuant to a resolution of the General Meeting of Shareholders, to conduct a split of placed shares of the Company, thereby causing one share of the Company to be converted into two or more shares of the Company of the same category (class). Therewith, corresponding amendments regarding the par value and number of placed and authorized shares of the Company of respective category (class) shall be made to the Charter of the Company.

8. Placement of Shares and Other Securities of the Company.

8.1. Procedure and methods of placement of shares and other securities.

8.1.1. The Company shall place shares at the time of the creation of the Company and when issuing additional shares.

8.1.2. The Company may effect the placement of additional shares and other securities through open subscription (public placement) or closed subscription (private placement) and conversion.

In the event of the increase of the Charter Capital of the Company out of the Company’s property the Company implements the placement of additional shares through distribution among shareholders in proportion to the number of shares owned by them.

The methods of placement by the Company of additional shares and other securities shall be established by the resolution respecting their placement.

A resolution on placement by closed subscription of shares and other securities convertible into shares as well as a resolution on placement by open subscription of shares and securities convertible into common shares constituting over 25 percent of previously placed common shares shall be adopted by the General Meeting of Shareholders by three quarters of votes of Shareholders of the voting shares that participate in the General Meeting of Shareholders.

The increase of the Charter Capital of the Company out of the Company’s property by the placement of additional shares through distribution among shareholders within the limit of the number and category (class) of the authorized shares only among shareholders in the number proportional to the number of shares owned by them, as well as the placement by open subscription of common shares constituting no more than 25 percent of previously placed common shares of the Company shall be carried out pursuant to a resolution unanimously adopted by all members elected to the Board of Directors of the Company. If an unanimity respecting the issue of the increase of the Charter Capital of the Company has not been reached by the Board of Directors of the Company, then by resolution of the Board of Directors the issue of the increase of the Charter Capital may be referred to the General Meeting of Shareholders of the Company for decision.

8.1.3. In the cases established by legal acts of the Russian Federation, the placement of additional shares and other securities by the Company shall be done only through open subscription.

8.1.4. Additional shares may be placed by the Company only within the limits of the number of authorized shares established by this Charter.

The Company may not adopt a resolution to place additional shares of a category (class) not established in the Charter of the Company for authorized shares.

A resolution on increasing the Charter Capital of the Company through the placement of additional shares may be adopted by the General Meeting of Shareholders of the Company at the same time as a resolution is adopted on incorporating provisions in the Charter of the Company on authorized shares or on incorporating provisions in the Charter of the Company on declared registered common shares.

8.1.5. Shareholders of the Company shall have the preemptive right to acquire additional shares of the Company placed by open subscription and other securities of the Company convertible into shares in a number proportional to the number of voting shares of the same category (class) which they own.

Shareholders of the Company who have voted against or who have not participated in voting on the placement by closed subscription of shares or other securities convertible into shares shall have the preemptive right to acquire additional shares and other securities convertible into shares, to be placed by closed subscription in a number proportional to the number of voting shares of the same category (class) which they own. This right shall not apply to the placement of shares and other securities convertible into shares carried out by closed subscription only among Shareholders if the Shareholders have the possibility of acquiring a whole number of shares placed or other securities convertible into shares in a number proportional to the number of voting shares of the same category (class) which they own.

If a resolution which constitutes the grounds for placing additional shares and other securities convertible into shares is adopted by the General Meeting of the Company’s Shareholders the list of persons that have the preemptive right to acquire additional shares and emissive securities convertible into shares shall be compiled on the basis of information from the Shareholders’ Register as of the date of making up a list of persons entitled to participate in such General Meeting of Shareholders. Otherwise the list of persons that have the preemptive right to acquire additional shares and other securities convertible into shares shall be compiled on the basis of information from the Shareholders’ Register as of the date of adoption of the resolution which constitutes the grounds for placing additional shares and other securities convertible into shares. For the purpose of preparing the list of persons having the preemptive right to acquire additional shares or other securities convertible into shares, a nominal holder of shares shall submit information on the persons in whose interests he holds the shares.

8.1.6. Persons having the preemptive right to acquire additional shares or other securities convertible into shares of the Company shall be notified of the possibility of exercising such preemptive right, provided by clause 8.1.5 hereof, in accordance with the procedure for serving a notice of a General Meeting of Shareholders set forth in clause 12.12.1 hereof.

The notice shall contain information on the number of shares or other securities convertible into shares which are being placed, the placement price or the procedure for determining the placement price (including the placement price or the procedure for determining the placement price in case the preemptive right of acquisition is exercised), the procedure for determining the number of securities that may be acquired by each person which has the preemptive right to acquire such securities, the procedure for the submission by such persons of applications to the Company for the acquisition of shares and other securities convertible into shares, the time period within which such applications shall be received by the Company (hereinafter the “effective period of the preemptive right”) which cannot be less than 45 days from the date when the notice was sent (delivered) or published unless another time period is stipulated by the existing law. In case the procedure for determining the placement price established by the resolution that constitutes the grounds for placing additional shares and other securities convertible into shares provides for determining the placement price after the expiry of the effective period of the preemptive right such period shall not be less than 20 days from the date when the notice was sent (delivered) or published. In such case the notice shall contain information about the time period for payment for securities which shall not be less than five business days from the date of placement price disclosure. The Company shall not have the right to place additional shares or other securities convertible into shares to persons that do not have the preemptive right for the acquisition thereof prior to the expiry of the aforementioned period.

8.1.7. A person that has the preemptive right to acquire additional shares or other securities convertible into shares shall have the right to exercise such preemptive right, wholly or in part, by submitting to the Company a written application for the acquisition of shares or other securities convertible into shares with an attached document on payment for the shares or other securities convertible into shares which are being acquired (except for cases when the placement price is defined after the expiry of the effective period of the preemptive right). Such application shall contain the name (trade name) and place of residence (location) of the person that had submitted it, and the number of shares being acquired thereby.

8.2. Procedure for payment for shares and other securities being placed.

8.2.1. Shares and other securities of the Company may be paid for with money, securities, other property, property rights, or other rights having a monetary valuation.

If a resolution constituting the grounds for placement of the additional shares or other securities convertible into shares stipulates payment for them in means other than money, persons exercising their preemptive right shall be entitled at their discretion to pay for them with money.

8.2.2. The form of payment for additional shares of the Company shall be specified in the resolution on their placement. Payment for other securities of the Company may only be effected with money.

The placement of additional shares and other securities of the Company which are placed through subscription shall be conditional on payment for them in full.

8.2.3. Where additional shares of the Company are paid for with means other than money, the monetary value of the property contributed in payment for the shares shall be appraised by the Board of Directors of the Company in accordance with the current legislation. Where shares of the Company are paid for with means other than money, the monetary value of the property contributed in payment for the shares shall be appraised by the independent appraisal unless otherwise is provided for by the federal law.

8.2.4. Additional shares of the Company shall be paid for at the price determined by the Board of Directors of the Company in accordance with current legislation, but not below their par value.

The placement price for the additionally issued shares to be placed with the persons exercising the preemptive right to acquire shares may be less than the placement price to other persons but no more than by 10 (ten) percent.

8.2.5. The Company may not impose restrictions on the acquisition by nonresidents of shares and other securities convertible into shares except where explicitly provided for by the legislation of the Russian Federation.

9. Dividends

9.1. Pursuant to a resolution of the General Meeting of Shareholders, dividends may be paid on the basis of the results of the first quarter, half, and/or nine months of the financial year and/or the results of the financial year. A resolution to pay/declare dividends on the basis of results of the first quarter, half, and/or nine months of the financial year may be adopted within three months after the end of the respective period. Annual dividends shall be announced by the annual General Meeting of Shareholders according to the results of the year.

9.2. The amount of dividends, calculated for one common share, shall be determined by the General Meeting of Shareholders at the recommendation of the Board of Directors. The amount of dividends may not exceed the amount recommended by the Board of Directors of the Company.

9.3. The Company shall be obligated to pay dividends that have been announced. As a rule, dividends shall be paid in money. A dividend may also be paid in the form of other property, shares (capitalization of profits), other types of securities, property, or the assignment of property rights or other rights having a monetary valuation. The amount of the dividend and the form of payment thereof on shares shall be established in the resolution to pay dividends on shares.

The General Meeting of Shareholders may adopt a resolution not to pay dividends on shares.

9.4. Dividends shall nether accrue nor be paid on shares that have not been issued into circulation or have been acquired by the Company.

9.5. Dividends shall accrue and be paid only on fully paid shares.

9.6. Interest shall not accrue on dividends that have not been paid out or received.

9.7. After a resolution to pay dividends has been adopted by the General Meeting of Shareholders, such dividends must be paid by the end of the year in which the resolution was adopted, unless a shorter period is established by the resolution to pay the dividends.

9.8. For each payment of dividends the Board of Directors shall prepare a list of persons entitled to receive the dividends.

The list of persons entitled to receive dividends shall be prepared as at the date of preparation of the list of persons entitled to participate in the General Meeting of Shareholders that adopted the resolution to pay the dividends. For the purpose of preparing the list of persons entitled to receive annual dividends, a nominee holder of shares of the Company shall submit information on the persons in whose interests he holds the shares of the Company.

9.9. In the cases established by current legislation, the Company shall not have the right to adopt a resolution to pay/announce dividends on shares.

9.10. The Company shall not have the right to pay declared dividends on shares in the cases established by current legislation.

10. Bonds and Other Securities of the Company

10.1. The Company shall have the right to place bonds and other securities provided for by the legal acts of the Russian Federation respecting securities.

10.2. The placement of bonds and other securities by the Company shall be done pursuant to a resolution of the Board of Directors.

The placement by the Company of bonds convertible into shares and other securities convertible into shares shall be effected by resolution of the General Meeting of Shareholders of the Company or by the resolution of the Board of Directors of the Company. The resolution of the Company’s Board of Directors on the placement of bonds convertible into shares and other securities convertible into shares shall be adopted by the Company’s Board of Directors unanimously by all Board of Directors members and votes of exiting members of the Board of Directors shall not be counted.

10.3. A bond shall certify the right of its owner to demand redemption of the bond (payment of the par value or payment of the par value and interest) at the established times.

A resolution to issue bonds must define the form, the maturity date and method of cancellation of the bonds.

10.4. Bonds may be issued by the Company only after the Charter Capital has been fully paid in.

10.5. The par value of all bonds issued by the Company may not exceed the size of the Company’s Charter Capital and/or the amount of security provided to the Company for such purposes by third parties.

10.6. The Company may place bonds with a single maturity date or bonds redeemable in series on certain dates.

Bonds may be redeemed in monetary form or in other property in accordance with the resolution to issue the bonds.

The Company may provide for the possibility of early redemption of bonds at the option of the owners thereof. In such case, the redemption value and the earliest date on which the bonds may be presented for redemption shall be specified in the resolution to issue the bonds.

10.7. The Company may place bonds secured by certain property of the Company, bonds under security provided to the Company by third parties for the purpose of the issue, and debenture bonds.

10.8. Bonds may be registered or bearer. When registered bonds are issued, the Company shall be required to keep a register of their holders. A lost registered bond shall be replaced by the Company for a reasonable fee. The rights of the owner of a lost bearer bond shall be restored by a court in the manner established by civil procedural legislation of the Russian Federation for the restoration of a right in respect of a lost bearer instrument.

11. Managerial bodies of the Company

The management bodies of the Company shall be:

•     the General Meeting of Shareholders;

•     the Board of Directors;

•     the President (Individual Executive Body);

•     the Executive Board (Collegial Executive Body).

12. General Meeting of Shareholders

12.1. The General Meeting of Shareholders shall be the highest management body of the Company.

The following issues shall be within the competence of the General Meeting of Shareholders:

1.               making of amendments to the Charter of the Company or approval of a restated version of the Charter;

2.               reorganization of the Company;

3.               liquidation of the Company, appointment of a liquidation commission, and approval of interim and final liquidation balance sheets;

4.               determination of the size of the Board of Directors, election of its members, and early termination of their powers;

5.               determination of the number, par value, category (class) of authorized shares and rights granted by such shares;

6.               increase of the Company’s Charter Capital by way of an increase in the par value of shares or the placement of additional shares;

7.               decrease of the Company’s Charter Capital by way of a decrease in the par value of shares, by way of the acquisition by the Company of some shares for the purposes of reducing their total number as well as by the cancellation of shares acquired or redeemed by the Company;

8.               determination of the size of the Audit Commission (internal auditor) of the Company, election of its members, and early termination of their powers;

9.               approval of the external auditor of the Company (“External Auditor”);

10.         payment/declaration of dividends on the basis of results of the first quarter, half, and/or nine months of the financial year;

11.         approval of the Company’s annual reports and annual financial statements, including income statements (profit and loss accounts), and distribution of profits (including the payment/declaration of dividends, except profits distributed as dividends on the basis of results of the first quarter, half, and nine months of the financial year) and losses of the Company on the basis of results of the financial year;

12.         determination of the procedure for conducting the General Meeting of Shareholders;

13.         election of members to the Counting Commission and early termination of their powers;

14.         splitting and consolidation of shares;

15.         adoption of resolutions on approval of transactions in whose performance there is an interest, in the cases provided for by Article 83 of the Federal Law “On Joint Stock Companies” and other legislation of the Russian Federation;

16.         adoption of resolutions on approval of major transactions associated with the acquisition or alienation of property by the Company, in the cases provided for by Article 79 of the Federal Law “On Joint Stock Companies” and other legislation of the Russian Federation;

17.         acquisition by the Company of placed shares in the cases provided for by the legislation of the Russian Federation;

18.         adoption of a resolution on participation in financial-industrial groups and other associations of commercial organizations;

19.         approval of internal documents regulating the activities of the Company’s bodies.

20.         other issues provided for by this Charter, the Federal Law “On Joint Stock Companies,” and other current legislation of the Russian Federation.

Matters assigned to the competence of the General Meeting of Shareholders cannot be transferred to the executive body of the Company to be resolved.

Matters assigned to the competence of the General Meeting of Shareholders cannot be transferred to the Board of Directors of the Company to be resolved, with the exception of the issues envisaged by the current legislation.

12.2. General Meetings of Shareholders may be annual or extraordinary.

12.3. Annual General Meeting of Shareholders.

12.3.1. The Company shall be required to hold an annual General Meeting of Shareholders no earlier than two months before and no later than six months after the end of the preceding financial year of the Company. The specific date of the annual General Meeting of Shareholders shall be set by a resolution of the Board of Directors.

All meetings other than the annual meeting shall be extraordinary.

12.3.2. The annual General Meeting of Shareholders shall be called by the Board of Directors. A resolution to call such meeting must be adopted by a majority of votes of members of the Board of Directors attending the respective meeting.

When adopting a resolution to call an annual General Meeting of Shareholders, the Board of Directors shall establish the form in which the meeting is to be held and approve the provisions set forth in clause 12.9.3 of the Company’s Charter.

12.3.3. The following issues shall be decided each year at the annual General Meeting of Shareholders:

1.               election of members of the Board of Directors of the Company ;

2.               approval of the Company’s annual reports and annual financial statements, including income statements (profit and loss accounts), and distribution of profits (including the payment/declaration of dividends, except profits distributed as dividends on the basis of results of the first quarter, half, and nine months of the financial year) and losses of the Company on the basis of results of the financial year;

3.               election of the members of the Audit Commission (internal auditor) of the Company;

4.               approval of the External Auditor of the Company;

5.               at the proposal of Shareholders, the Board of Directors, the Audit Commission, or the External Auditor, other issues may be included on the agenda of the annual General Meeting of Shareholders in the manner and within the times established by the Company’s Charter.

12.4. Extraordinary General Meeting of Shareholders.

12.4.1. An extraordinary meeting of the General Assembly of Shareholders shall be held pursuant to a resolution of the Board of Directors on the basis of:

•                  its own initiative;

•                  a request by the Audit Commission (internal auditor) of the Company;

•                  a request by the External Auditor of the Company;

•                  a request by a Shareholder (Shareholders) owning at least 10 (ten) percent of the voting shares of the Company on the date the demand is made.

Such requests must be made in the manner and within the periods established by this Charter and include:

•                  the wording of the agenda items;

Such a request may also contain:

•                  the wording of the resolutions on each item on the agenda contained in the request;

•                  a proposal on the form in which the meeting of Shareholders should take place.

In the event that a request initiating the calling of an extraordinary General Meeting of Shareholders of the Company contains a proposal nominating candidates to the Company’s bodies, the relevant provisions of the legislation of the Russian Federation, the Charter of the Company and of other internal documents of the Company shall apply to such request.

12.4.2. A resolution of the Board of Directors initiating the calling of an extraordinary meeting of Shareholders shall be adopted by a two-thirds majority of votes of members of the Board of Directors participating in the respective meeting. Such resolution must approve:

•                  the wording of issues on the agenda;

•                  the form of holding the meeting.

The minutes of a meeting of the Board of Directors that adopts such a resolution must specify the names of the members of the Board of Directors who, in the voting on the resolution, voted in favor, against, and abstained.

12.4.3. A request of the Audit Commission of the Company to call an extraordinary General Meeting shall be adopted by a simple majority of votes of the members of the Audit Commission attending the respective meeting and be sent to the Board of Directors. Said request shall be signed by the members of the Audit Commission who voted in favor of its adoption.

A request by the External Auditor initiating the calling of an extraordinary General Meeting shall be signed by him and be sent to the Board of Directors.

12.4.4. Shareholders owning in aggregate at least 10 percent of the voting shares of the Company who initiate the calling of an extraordinary General Meeting of Shareholders shall send to the Board of Directors a written request specifying, in addition to the information specified in clause 12.4.1, the following information:

•                  the names of the Shareholders and information about the voting shares owned by them.

Such request shall be signed by the Shareholder or an agent thereof. If the request is signed by an agent, a power of attorney shall be attached thereto.

If the request is signed by a representative of the legal entity who acts on its behalf under a power of attorney, the power of attorney shall be attached to the request.

12.4.5. A request to call an extraordinary General Meeting shall be submitted in writing by registered letter to the Company’s address with notification of receipt or be submitted to the Company’s office.

The date of submission of a request to call an extraordinary General Meeting shall be defined as the date of notification of receipt thereof or the date of its submission to the Company’s office.

12.4.6. Within 5 days of the date of submission of a request, the Board of Directors shall adopt a resolution to call or a resolution to refuse to call an extraordinary General Meeting.

12.4.7. The Board of Directors may adopt a resolution refusing to call an extraordinary General Meeting of Shareholders, or a resolution not to include on the agenda certain issues proposed by the initiators of a meeting, exclusively in the cases provided for by the legislation of the Russian Federation.

12.4.8. An extraordinary General Meeting of Shareholders called at the request of the Audit Commission (internal auditor) of the Company, External Auditor or Shareholders (a Shareholder) owning at least 10 percent of the voting shares of the Company must be held within 40 days from the time when such request that the extraordinary General Meeting of Shareholders of the Company be held is made.

If the proposed agenda of the extraordinary General Meeting of Shareholders contains an item on election of the members of the Board of Directors of the Company, such General Meeting of Shareholders must be held within 70 days from the time when the request that the extraordinary General Meeting of Shareholders of the Company be held is made, provided a shorter period is not stipulated in the Charter of the Company.

12.4.9. When adopting a resolution to convene an extraordinary General Meeting of Shareholders, the Board of Directors shall, depending on the form in which the meeting is to be held, approve the provisions set forth in clause 12.9.3 hereof for the respective form of the meeting.

12.4.10. A resolution of the Board of Directors of the Company to call an extraordinary General Meeting of the Company’s Shareholders or a substantiated resolution on refusal to call an extraordinary General Meeting or refusal to include certain issues on the agenda of a meeting shall be sent to the persons who requested to call an extraordinary General Meeting within 3 (three) days of the time the corresponding resolution is adopted.

12.4.11. A resolution of the Board of Directors to refuse to call an extraordinary General Meeting of Shareholders or to include a proposed issue on the agenda may be appealed to a court.

12.4.12. The Company shall begin all measures relating to the calling, preparation, and holding of an extraordinary General Meeting of Shareholders only after financing therefore has been arranged in the manner established by this Charter.

After the Board of Directors has adopted a resolution to call a General Meeting of Shareholders, the President of the Company shall be obligated to immediately arrange financing for the holding of the meeting.

12.5. A Shareholder’s representative at the General Meeting of Shareholders shall act in accordance with powers granted to him under a power of attorney executed in writing.

A power of attorney to vote must contain information about the principal and the representative (for individuals: name, details of identification document, i. e. series and/or number of the identification document, date and place of issuance, agency that issued the identification document; for legal entities: name, place of business) as well as information about the representative’s powers. A power of attorney to vote must be executed in accordance with the requirements of Article 185, clauses 4 and 5 of the Civil Code of the Russian Federation or notarized.

12.6. Voting at the General Meeting shall be conducted according to the principle, “one share equals one vote,” except in the election of members of the Board of Directors in accordance with clause 13.2 hereof. Resolutions of the General Meeting of Shareholders shall be adopted by a simple majority of votes of those attending the meeting.

Resolutions on issues 1–3, 5, 7, and 17 of clause 12.1 hereof and on other issues, in cases directly provided for by current legislation, shall be adopted by the General Meeting of Shareholders by a three-fourths majority of votes of the Shareholders who own voting shares and are participating in the respective meeting.

12.7. Expenses associated with the preparation and holding of the annual General Meeting of Shareholders or an extraordinary General Meeting of Shareholders initiated by members of the Board of Directors or the Audit Commission (internal auditor) or by the External Auditor shall be paid out of the funds of the Company in accordance with an budget approved by the Individual Executive Body of the Company and shall be included in the Company’s annual budget.

12.8. If within the period established by the legislation of the Russian Federation and the Company’s Charter the Board of Directors does not adopt a resolution to call an extraordinary General Meeting of Shareholders, or adopts a resolution to refuse to call such meeting, an extraordinary General Meeting of Shareholders may be called by the bodies and the persons who requested such meeting.

In such case, expenses for the preparation and holding of the General Meeting of Shareholders may be reimbursed out of the Company’s funds pursuant to a resolution of the General Meeting of Shareholders.

12.9. Form of adopting resolutions by the General Meeting of the Company’s Shareholders.

12.9.1. Resolutions of a General Meeting of Shareholders may be adopted by means of holding a meeting (joint presence of shareholders for discussion of agenda issues and adoption of decisions on issues requiring a vote) or by remote voting (without holding a meeting).

12.9.2. The persons included on the list of persons entitled to participate in the General Meeting of Shareholders and their authorized representatives may participate in the General Meeting of Shareholders. The following persons may participate in the General Meeting of Shareholders held in the form of joint presence: the Company’s External Auditor, members of the Board of Directors and the Individual Executive Body of the Company, members of the

Counting and Audit Commissions and candidates included on ballots for election to managerial and supervisory bodies of the Company.

Simultaneously with the notifying the Company’s Shareholders of the General Meeting of Shareholders the Company shall send an invitation to participate in the General Meeting of the Company’s Shareholders to members of the Board of Directors, members of the Audit Commission, and the Company’s External Auditor, and to candidates for the Board of Directors and the Audit Commission whose names are included in ballots for voting at the General Meeting of the Company’s Shareholders that is being called.

In case the issue of reelection of the Board of Directors is put on the agenda of the Extraordinary General Meeting of Shareholders the invitation to participate in the General Meeting of the Company’s Shareholders shall be forwarded to candidates nominated for election to the Board of Directors no less than 20 days prior to the date of the Extraordinary General Meeting of Shareholders.

12.9.3. In preparing for a General Meeting to be held in the form of joint presence, the Board of Directors shall determine:

•                  the agenda of the General Meeting of Shareholders;

•                  the form and text of the voting ballots;

•                  the list of information (materials) to be submitted to Shareholders in preparation for the General Meeting and the procedure for submission of information;

•                  the date of compilation of the list of persons entitled to participate in the General Meeting;

•                  the date, place, and time of the meeting;

•                  the date, place, and start time of registration to participate in the meeting;

•                  the text of the notice of the General Meeting to be sent to the Shareholders;

•                  the manner of notifying Shareholders about the holding of a General Meeting of Shareholders.

If the agenda includes issues on which voting may, in accordance with the legislation of the Russian Federation, give rise to a Shareholder’s right to demand that the Company redeem shares owned by him, the Board of Directors shall also determine:

•                  the price to be paid for redeemed shares, corresponding to the market value thereof, determined in accordance with current legislation;

•                  the procedure and periods for effecting the redemption.

In preparing for the holding of a General Meeting in the form of remote voting the Board of Directors shall determine:

•                  the agenda of the General Meeting of shareholders;

•                  the form and text of voting ballots;

•                  the list of information (materials) to be provided to the persons entitled to participate in the meeting of shareholders ;

•                  the date of compilation of the list of persons entitled to participate in the meeting;

•                  the manner of notifying Shareholders about the holding of a General Meeting of Shareholders;

•                  the date on which Shareholders are to be provided with voting ballots and other information (materials);

•                  the last date on which voting ballots will be accepted by the Company and the postal address to which the completed ballots shall be sent;

•                  the text of the notice of the General Meeting to be sent to the Shareholders.

If the agenda includes issues on which voting may, in accordance with the legislation of the Russian Federation, give rise to a Shareholder’s right to demand that the Company redeem shares owned by him, the Board of Directors shall also determine:

•                  the price to be paid for redeemed shares, corresponding to the market value thereof, determined in accordance with current legislation;

•                  the procedure and periods for effecting the redemption.

12.9.4. A General Meeting of Shareholders whose agenda includes items on election of the Board of Directors or Audit Commission (internal auditor), approval of the Company’s External Auditor, approval of the Company’s annual reports and annual financial statements, including income statements (profit and loss accounts), and distribution of profits (including payment/declaration of dividends, except profits distributed as dividends on the basis of results of the first quarter, half, and nine months of the financial year) and losses of the Company on the basis of results of the financial year, cannot be carried out in the form of remote voting.

12.9.5. Voting at the General Meeting of Shareholders that is held in the form of joint presence and in the form of remote voting shall be conducted using voting ballots in conformity with the requirements of the legislation of the Russian Federation.

In the case of conducting a meeting in the form of joint presence, voting ballots shall be handed to each person included in the list of persons entitled to participate in the General Meeting of Shareholders (its representative) against the signature of such person registered to participate in the General Meeting of Shareholders. In case of conducting the General Meeting of Shareholders by means of remote voting or in other cases provided for by the law the voting ballot should be sent by registered mail, or courier, or shall be handed to each person included in the list of persons entitled to participate in the General Meeting of Shareholders, against the signature of such person, no later than 20 days before the date for holding the General Meeting of the Company’s Shareholders. The Shareholders registered to participate in the General Meeting of Shareholders and the Shareholders whose ballots were received no later than two days prior to the date of the General Meeting of Shareholders are considered as the participants of the General Meeting of Shareholders conducted in the form of joint presence. In a case of a General Meeting of Shareholders held in the form of remote voting, the persons whose ballots were received by the Company within the period established for the acceptance of voting ballots shall be deemed to have participated in the meeting.

In a case of remote voting, the resolutions approved by the General Meeting of the Company’s Shareholders and voting results shall be submitted, in a manner as stipulated for submission of the notice of a General Meeting of the Company’s Shareholders, to the persons, included in the list of persons entitled to participate in the General Meeting of the Company’s Shareholders, no later than 10 days after a record of voting results is prepared in the form of a report on voting results.

12.10. Proposals for the agenda of the annual General Meeting.

12.10.1. The agenda of the General Meeting of Shareholders shall be approved by the Board of Directors. The procedure for submission of proposals and approval of the agenda of an extraordinary General Meeting of Shareholders is set forth in clause 12.4 hereof.

12.10.2. Shareholders owning in aggregate at least 2 percent of the voting shares of the Company shall have the right to submit items to the agenda of the annual General Meeting. Such proposals shall be submitted to the Company no later than 105 days after the end of the financial year.

12.10.3. Proposals for the agenda must be in writing and sent by registered letter to the Company’s address or submitted to the Company’s office.

12.10.4. A proposal for the agenda of an annual General Meeting of Shareholders must contain:

•                  the wording of issues on the agenda of the meeting of shareholders;

•                  the names of the Shareholders and information about the shares owned by them (number, category (class)).

The proposal shall be signed by a Shareholder or his attorney in fact.

If the proposal is signed by an attorney in fact, a power of attorney shall be attached.

If the proposal is signed by a representative of the legal entity, who acts on its behalf under a power of attorney, the power of attorney shall be attached to the proposal.

12.10.5. No later than 5 business days after the deadline for submission of proposals established by the Company’s Charter, the Board of Directors shall be obligated to examine the proposals submitted and adopt either a resolution to include them on the agenda of the annual General Meeting of Shareholders or a resolution to refuse to include them on said agenda.

12.10.6. A resolution to refuse to include an issue on the agenda of an annual General Meeting of Shareholders may be adopted by the Board of Directors in the following cases:

•                  the period established by this Charter for the submission of proposals has not been complied with;

•                  the proposal does not comply with the requirements of this Charter and current legislation;

•                  the Shareholders who submitted the proposal are not, on the date of submission of the proposal, owners of the required number of voting shares;

•                  an issue proposed for inclusion on the agenda does not fall within the competence of the General Meeting pursuant to current legislation and the Company’s Charter;

12.10.7. A substantiated resolution to refuse to include the proposed issue on the agenda of the annual General Meeting shall be sent by registered mail to the Shareholders who submitted the issue within 3 days of the adoption of resolution or delivered to the Shareholder personally.

12.10.8. A resolution of the Board of Directors refusing to include an issue on the agenda of an annual General Meeting of Shareholders may be appealed to a court.

12.10.9. After Shareholders have been notified of a General Meeting in the manner stipulated by this Charter, the agenda for such meeting cannot be changed.

12.11. Procedure for nominating candidates to the Company’s management and supervisory bodies.

12.11.1. Shareholders who in aggregate own at least 2 percent of the voting shares of the Company on the date of submission of a proposal may nominate for election at the annual General Meeting candidates to the Board of Directors, the Audit Commission and the Counting Commission of the Company. Such proposals shall be submitted to the Company no later than 105 calendar days after the end of the financial year. The number of candidates in one application may not exceed the number of members of the respective bodies set by Charter of the Company or by the General Meeting of Shareholders.

In the event that the proposed agenda of an extraordinary General Meeting of Shareholders contains an item on election of the members of the Board of Directors of the Company who must be elected by cumulative voting, the Shareholders (Shareholder) of the Company which own in aggregate at least 2 percent of voting shares of the Company shall have the right to nominate candidates for election to the Board of Directors of the Company, the number of which cannot exceed the number of seats on the Board of Directors of the Company. Such proposals shall be submitted to the Company no later than 30 days before the date when the extraordinary General Meeting of Shareholders is to be held.

In case the proposed agenda for the General Meeting of Shareholders includes an issue of the Company reorganization by merger, split-off, or de-merger and an issue of election of the Board of Directors (Supervisory Board) of the company that is being created by merger, split-off or de-merger, a shareholder or shareholders owning in aggregate at least 2% of voting shares in the Company may nominate candidates to the Board of Directors (Supervisory Board) of the company under formation, its collegial executive body, Auditing Commission or a candidate to the position of the company’s auditor, and the number of such nominees may not exceed the size of a respective body that should be indicated in the notice of the General Meeting of the company’s Shareholders in accordance with the Draft Charter of the company under formation, and also may nominate a candidate to the position of the individual executive body of the company under formation.

In case the proposed agenda for the General Meeting of Shareholders includes an issue of the Company reorganization by merger, a shareholder or shareholders owning in aggregate at least 2% of voting shares in the company that is being reorganized may nominate candidates to the Board of Directors (Supervisory Board) of the company that is being created by merger, and the number of such nominees may not exceed the number of members of the Board of Directors (Supervisory Board) of the company under formation to be elected by the respective company, and such number should be indicated in the notice of the General Meeting of the Company’s Shareholders in accordance with the Merger Agreement.

Proposals on candidates should be received by the Company under reorganization no later than 45 days prior to the General Meeting of Shareholders of the Company under reorganization.

12.11.2. An application to nominate candidates shall be submitted in writing by registered letter to the Company’s address or be submitted to the Company’s office.

12.11.3. The following information shall be included in an application (including in cases of self-nomination):

•                  the name of the candidate and, if the candidate is a Shareholder of the Company, the number of shares owned by him;

•                  details of the candidate’s identification document (series and/or number of the identification document, date and place of issuance, agency that issued the identification document);

•                  name of the body of the Company for election to which the candidate is being nominated;

•                  other information on the candidate, stipulated by the Charter of the Company or internal document of the Company;

•                  the names (trade names) of the Shareholders nominating the candidate and the number, category (class) of shares owned by them.

The application shall be signed by the Shareholder or his attorney in fact (representative). If the application is signed by an attorney in fact (representative), a power of attorney shall be attached.

12.11.4. The Board of Directors shall be obligated to examine the applications submitted and decide whether to include the nominees on the list of candidates for voting in elections to the Board of Directors, the Audit Commission and the Counting Commission of the Company or to refuse inclusion no later than 5 days after the end of the period for submission of proposals established by this Charter.

12.11.5. In the cases provided for by current legislation, the Board of Directors may adopt a resolution to refuse to include nominees on the list of candidates for voting.

12.11.6. A substantiated resolution of the Board of Directors to refuse to include a nominee on the list of candidates for voting in elections to the Board of Directors, the Individual Executive Body of the Company, or the Audit Commission shall be sent by registered letter to the Shareholder (Shareholders) that submitted the proposal no later than 3 days after the adoption of such resolution or delivered personally to the Shareholder.

12.12. Notification on conduction of a General Meeting of Shareholders.

12.12.1. Persons included in the list of persons entitled to participate in the General Meeting of Shareholders of the Company shall be notified of a General Meeting to be held in the form of joint presence or remote form no less than 30 calendar days prior to the date of commencement of the General Meeting of Shareholders, unless another time period is established by the norms of the Russian law, by sending the text of the notice of a General Meeting of Shareholders by registered letter to the address specified in the list of persons entitled to participate in the General Meeting of Shareholders or be delivered personally to such persons against a signature of receipt.

The text of the notice of a General Meeting of Shareholders may also be published in mass media determined pursuant to a resolution of the Board of Directors of the Company .

The date of notification of the Shareholders of a General Meeting shall be defined as the date of mailing, the date of publication, or the date of personal delivery of the text of the notice.

The text of the notice of a General Meeting of the Company’s Shareholders may, pursuant to a resolution of the Board of Directors, additionally be sent in electronic form to those Shareholders who have provided the Company or the registrar with e-mail addresses for the delivery of such notices.

12.12.2. The text of a notice of the holding of a General Meeting in the form of joint presence shall specify:

•                  the full trade name and location of the Company;

•                  the information on initiators of the calling of the General Meeting, its type (annual or extraordinary), and the direct form of holding the meeting;

•                  the date, place, and time of the General Meeting of Shareholders;

•                  the date, place, and start time of registration to participate in the General Meeting of Shareholders;

•                  the date of compilation of the list of persons entitled to participate in the General Meeting of Shareholders;

•                  the agenda of the General Meeting of Shareholders ;

•                  the procedure for familiarizing with information (materials) to be provided to the Shareholders in preparation for the General Meeting, including: addresses where Shareholders may inspect and obtain copies of materials to be provided to persons entitled to participate in the meeting of shareholders of the Company in preparation for the General Meeting, and where to send corresponding written remarks and proposals on the said materials and other proposals concerning the items on the agenda.

In the event that the agenda includes issues on which voting may, in accordance with current legislation, give rise to a Shareholder’s right to demand that the Company redeem shares, the notice must also contain information:

•                  on the possession by Shareholders of the right to demand that the Company redeem shares owned by them;

•                  on the price to be paid for redeemed shares, corresponding to the market value thereof, determined in accordance with current legislation;

•                  on the procedure and periods for effecting redemption.

12.12.3. When a General Meeting is to be held in the form of remote voting, the text of the notice must contain the following information:

•                  the full trade name and location of the Company;

•                  the form of the General Meeting of Shareholders;

•                  information about the initiators of the extraordinary meeting that is to be held in the remote form;

•                  issues put on the agenda of the General Meeting of Shareholders;

•                  the date on which Shareholders are to be provided with voting ballots and other information (materials);

•                  the last day on which voting ballots will be accepted by the Company;

•                  addresses where voting ballots will be accepted (mailing address and addresses of acceptance points);

•                  the date of compilation of the list of persons entitled to participate in the General Meeting of Shareholders;

•                  the procedure for notifying the persons entitled to participate in the General Meeting of Shareholders about resolutions adopted and the results of voting;

•                  the procedure for familiarizing with the information (materials) to be provided in preparation for the General Meeting of Shareholders.

If the agenda includes issues on which voting may, in accordance with the legislation of the Russian Federation, give rise to a Shareholder’s right to demand that the Company redeem shares owned by him, the notice must also contain information:

•                  on the possession by Shareholders of the right to demand that the Company redeem shares owned by them;

•                  on the price to be paid for redeemed shares, corresponding to the market value thereof, determined in accordance with current legislation;

•                  on the procedure and periods for effecting redemption.

12.12.4. Pursuant to a resolution of the Board of Directors, the text of a notice of a General Meeting may also include other information supplementary to the required information.

12.12.5. The information (materials) that must be provided to the persons entitled to participate in the meeting of shareholders in preparation for an annual General Meeting shall include the following:

•                  the annual accounting reports of the Company;

•                  conclusions of the Audit Commission on the results of the annual audit of the Company’s financial statements ;

•                  audit report;

•                  information about candidates for the Board of Directors, the Audit Commission (internal auditor) and the Counting Commission;

•                  information about the proposed External Auditor;

•                  drafts of proposed amendments to the Company’s Charter and internal regulations and/or drafts of a restated version of the Charter and internal regulations of the Company;

•                  drafts of resolutions of the General Meeting of Shareholders of the Company;

•                  other information prescribed by the Company’s Charter, legislation, or a resolution of the Board of Directors.

12.12.6. Persons entitled to participate in the General Meeting of Shareholders of the Company shall be entitled to inspect the materials at the addresses specified in the notice, and to obtain copies of all materials for the meeting at the specified addresses. A person entitled to participate in the General Meeting of Shareholders of the Company shall be entitled to request that said materials be sent to him through the mail, with the proviso that the cost of postal services shall be paid by said Shareholder.

Pursuant to a resolution of the Board of Directors, information to be provided to the persons entitled to participate in a General Meeting of Shareholders that is not classified as confidential or a commercial secret may be published in whole or in part on the Company’s Internet website.

12.12.7. In the event that a person registered in the Register of Shareholders of the Company is a nominee holder of shares, the notice of a General Meeting shall be sent to the nominee holder of shares. The nominee holder of shares shall be obligated to inform its clients in the manner and within the time established by legal acts or by the contract with the client.

12.13. Right to participate and methods of participation by Shareholders in a General Meeting.

12.13.1. The list of persons entitled to participate in a General Meeting shall be compiled on the basis of data in the Register of Shareholders of the Company as at a date to be established by the Board of Directors.

12.13.2. The date established for compilation of the list of persons entitled to participate in a General Meeting of Shareholders may not be earlier than the date of adoption of the resolution to hold the meeting or more than 50 calendar days before the date of the meeting, and if the proposed agenda of an extraordinary meeting of shareholders contains the issue dealing with the election of members to the Board of Directors by cumulative voting, more than 65 days before the date of the General Meeting of Shareholders.

In case of holding a General Meeting of Shareholders where ballots received by the Company in accordance with Paragraph 12.15.1 hereof participate in the quorum assessment and voting procedure, the date for making up a list of persons entitled to participate in the General Meeting of Shareholders shall be set up at least 35 days prior to the date for holding the General Meeting of Shareholders.

In any event, the date of compilation of the list of persons entitled to participate in a General Meeting must precede the date established by the Company’s Charter for notifying of such General Meeting the persons entitled to participate in the General Meeting of Shareholders.

12.13.3. For the purpose of compilation of the list of persons entitled to participate in a General Meeting, a nominee holder of shares shall submit data concerning the persons on whose behalf it owns shares, as at the date of compilation of the list.

12.13.4. The list of persons entitled to participate in a General Meeting of Shareholders shall contain the following information:

•                  the name of the person ;

•                  data required to identify such person;

•                  postal address of the person to which notice of the holding of the General Meeting of Shareholders, voting ballots and reports on the results of voting are to be sent;

•                  data on the number, category (class) of shares owned by the Shareholder, including those carrying voting rights at the respective meeting, whether on all issues within its competence or only on certain issues on the agenda.

12.13.5. The list of persons entitled to participate in a General Meeting shall include Shareholders who own fully paid registered common shares of the Company of any issue.

12.13.6. Changes to the list of persons entitled to participate in a General Meeting of Shareholders may be made only in the event of restoration of violated rights of persons not included on the list on the date of its compilation or correction of errors committed when compiling the list.

12.13.7. The list of persons entitled to participate in a General Meeting of Shareholders shall be made available by the Company for inspection upon the request of any persons included in that list and possessing in aggregate at least 1 percent of votes.

The request shall be signed by a Shareholder or his attorney in fact (representative). If the request is signed by an attorney in fact (representative), a power of attorney shall be attached.

The request shall be sent by registered letter to the Company’s address or submitted to the Company’s office.

12.13.8. At the request of any interested person the Company must within three days provide that person with an excerpt from the list of persons entitled to participate in the General Meeting of Shareholders, containing information about that person, or a statement indicating that the person is not included in the list of persons entitled to participate in the General Meeting of Shareholders.

12.13.9. In the event that a share is transferred after the date of compilation of the list of persons entitled to participate in the General Meeting of Shareholders and before the date of the General Meeting of Shareholders, a person included in the list shall be obligated to issue to the acquirer a power of attorney to vote or be obligated to vote at the General Meeting in accordance with the instructions of the acquirer of the share. This rule shall also apply to any subsequent transfer of the share.

12.13.10. The right to participate in a General Meeting of Shareholders may be exercised by a person entitled to participate in the General Meeting of Shareholders both in person and through his representative.

12.13.11. The delegation of rights (powers) to a representative of a person entitled to participate in a meeting of shareholders shall be effected by the issuance of a written authorization—a power of attorney—executed in accordance with the requirements of legislation.

12.13.12. A Shareholder may at any time replace his representative or personally exercise the rights granted by a share upon terminating the respective power of attorney in the manner established by law, provided that such consequences of termination of a power of attorney as may be contemplated by law are complied with.

12.13.13. Where a share of the Company is in the common participatory ownership of several persons, voting powers at the General Meeting of Shareholders shall be exercised, at their discretion, either by one of the participants in common participatory ownership or by their common representative. The powers of each of the aforesaid persons must be duly formalized.

12.14. Working bodies of the General Meeting of Shareholders of the Company.

12.14.1. The working bodies of the General Meeting are:

•                  the Chairman;

•                  the Counting Commission.

12.14.2. The Chairman shall be elected at the meeting by a majority of votes of the Shareholders present at the meeting.

The Chairman shall perform the following functions:

•                  conduct the General Meeting of Shareholders;

•                  ensure compliance with rules of procedure for the General Meeting;

•                  sign the minutes of the General Meeting.

12.14.3. With respect to performance of the duties entrusted to it the Counting Commission shall be an independent, standing working body of General Meeting of Shareholders.

12.14.4. The Counting Commission shall perform the following functions:

•                  verify powers and register persons to participate in the General Meeting of Shareholders and keep a registration journal;

•                  keep records of powers of attorney and the rights granted thereby, reflecting these in a corresponding journal;

•                  give out and send voting ballots and other information (materials) for the General Meeting and keep a journal recording issued (sent) ballots;

•                  determine the quorum of the General Meeting of Shareholders;

•                  explain issues relating to the exercise by Shareholders (their representatives) of voting rights at the General Meeting;

•                  explain the procedure for voting on issues put to voting;

•                  ensure compliance with the established voting procedure and uphold the rights of Shareholders to participate in voting;

•                  count votes and tally voting results;

•                  prepare a record of voting results;

•                  maintain files of all documents of the General Meeting, including voting ballots;

•                  perform other functions.

12.14.5. The Counting Commission shall be elected by the annual General Meeting of Shareholders.

12.14.6. The Counting Commission shall consist of at least 3 persons.

Members of the Board of Directors, members of the Audit Commission (internal auditor), and the President of the Company as well as persons nominated as candidates for such positions may not serve on the Counting Commission.

12.14.7. The Counting Commission shall elect a chairman and a secretary from among its members. The chairman shall entrust the functions of the secretary of the General Meeting to one of the members of the commission.

12.14.8. If the number of Shareholders owning voting shares of the Company becomes more than 500, the Counting Commission’s functions shall be performed by the Company’s registrar. In such case, clauses 12.14.5–12.14.7 of this Charter shall not apply and the functions of the Secretary of the General Meeting of Shareholders shall be performed by a person empowered by the registrar.

12.15. Quorum at a General Meeting. Secondary calling of a General Meeting.

12.15.1. A General Meeting of Shareholders shall be empowered (have a quorum) if Shareholders (their representatives) holding in aggregate more than a half of the votes granted by the placed voting shares of the Company have participated in the meeting.

Those Shareholders who have registered to participate in the General Meeting of Shareholders and those Shareholders whose voting ballots have been received no later than two days before the General Meeting of Shareholders is held shall be deemed to have participated in the General Meeting of Shareholders.

Those Shareholders whose voting ballots have been received prior to the final date for accepting voting ballots shall be deemed to have participated in the General Meeting of Shareholders held in the form of remote voting.

12.15.2. In the case of a meeting held in direct form, the presence of a quorum shall be determined once, at the end of the period for official registration of participants in the meeting. The principle, “If a quorum has been reached, it may not be impaired,” shall apply.

12.15.3. In the absence of a quorum for holding a General Meeting, the Board of Directors shall announce the date of a new General Meeting. The resolution of the Board of Directors to hold a new General Meeting must approve the provisions set forth in clause 12.9.3 hereof. No changes may be made to the existing agenda when holding the new General Meeting.

If the General Meeting was called at the initiative of the Board of Directors, the Board of Directors shall have the right, in its resolution to call a new meeting, to change the form of holding the meeting held.

12.15.4. Shareholders shall be notified of the new General Meeting in the manner established by this Charter for the respective form of holding the meeting.

12.15.5. A new General Meeting in direct or remote form, called in the stead of a meeting that failed to take place, shall be empowered if, at the end of registration of participants in the meeting, or the registration of received voting ballots, in the case of a remote meeting, there shall have been registered Shareholders (their representatives) possessing in aggregate at least 30 percent of the votes granted by the voting shares of the Company.

12.15.6. Where a General Meeting is postponed, in connection with the lack of a quorum, by less than 40 days, the persons entitled to participate in the General Meeting of Shareholders shall be determined in accordance with the list of persons entitled to participate in the meeting that failed to take place.

12.16. Voting at the General Meeting

12.16.1. Voting at a General Meeting of Shareholders shall be carried out in accordance with the principle, “one voting share equals one vote,” except in the election of members of the Board of Directors in accordance with clause 13.2 of this Charter.

12.16.2. Voting on all agenda issues at a General Meeting of Shareholders shall be conducted only with the use of voting ballots.

12.16.3. The forms and text of voting ballots shall be approved by the Board of Directors. A separate voting ballot must be approved by the Board of Directors for each issue on the agenda.

In the case of a General Meeting held in the form of joint presence, voting ballots shall be issued to persons entitled to participate in the meeting of Shareholders at the time of their registration and shall be forwarded to such persons in cases provided for by the law of the Russian Federation.

In the case of a General Meeting held in the form of remote voting, voting ballots shall be sent to Shareholders by the means and within the time established by this Charter for notifying Shareholders of the holding of a General Meeting in remote form.

12.16.4. A voting ballot shall contain:

•                  the full trade name of the Company and location of the Company;

•                  the form of holding the General Meeting of Shareholders;

•                  the date, place and time at which the General Meeting of Shareholders is to be held and, in the event that pursuant to this Charter or the requirements of the current legislation completed voting ballots may be sent to the Company, the postal address to which the completed voting ballots are to be sent, or, in the event that the General Meeting of Shareholders is to be held in the form of remote voting, the final date for accepting voting ballots and the postal address to which the completed voting ballots are to be sent;

•                  the wording of a resolution on each issue (the name of each candidate) put to vote with the voting ballot and the order in which it will be considered;

•                  the voting choices for each matter put to voting, expressed as “in favor,” “against” or “abstain,” except in the election of members of the Board of Directors, where the voting ballot shall include additional space for the distribution of votes among candidates for the Board of Directors;

•                  the instruction that the voting ballot must be signed by the Shareholder.

In the case of voting to elect candidates to management and supervisory bodies, and also, in the cases provided for by this Charter, to working bodies of the General Meeting of Shareholders, the voting ballot shall contain information about the candidates, including their surnames, given names, and patronymics.

Each voting ballot may include only one agenda item.

12.16.5. A voting ballot shall be deemed invalid with respect to the agenda item specified thereon in the event that:

•                  there are corrections in details of ballots;

•                  there are discrepancies between the ballot submitted to the Counting Commission and the text and the form of the ballot approved by the Company’s Board of Directors;

•                  more than one choice is left except for voting in accordance with instructions of persons who had acquired the shares after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, or in compliance with instructions of the owners of depositary securities.

•                  not a single choice is left in the ballot;

•                  all of the choices have been crossed out;

•                  the Shareholder’s signature under the ballot is missing;

•                  the Company has received voting ballots signed by a representative acting on the basis of the power of attorney for voting in case the Company had received a notification of the replacement (recalling) of such representative no later than two (2) days prior to the date of the General Meeting of Shareholders;

•                  in the course of counting the votes there have been found out two or more filled out voting ballots of one person where for the same item of the agenda of the General Meeting of Shareholders the voter has left various voting choices. This regulation shall not cover the voting ballots signed by a person who had issued a power of attorney for voting in respect of shares that were transferred after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, and/or persons acting on the basis of such powers of attorney, where in the fields for the indication of the number of votes given for each voting choice the number of votes given for the respective voting choice is indicated and there are appropriate marks provided for by the normative acts of the Russian Federation;

•                  in the ballot for voting on the issue of election of members of the Company’s Audit Commission or members of the Counting Commission the voting choice “In favor” is left for a grater number of candidates than the number of persons that shall be elected to the respective body of the Company. This regulation shall not cover the voting ballots that were signed by a person voting in respect of shares that were transferred after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, in accordance with instructions received from the persons who acquired such shares, and/or a person voting in respect of shares circulating outside the Russian Federation in the form of depositary securities, and that contain appropriate marks provided for by the normative acts of the Russian Federation;

•                  the ballot has the votes “in favor” left for alternative versions of resolutions;

•                  in the course of cumulative voting a Shareholder has distributed between the candidates to the Board of Directors a greater number of votes than the numbers of votes he has in his disposal.

•                  the ballots were submitted to the Counting commission after the time when the counting of votes was started.

The votes represented by such ballots shall be disregarded when tallying voting results.

12.16.6. In the case of voting on an issue at the General Meeting of Shareholders on which Shareholders owning common shares are entitled to vote, votes represented by all voting shares shall be counted together.

12.16.7. On the basis of the results of voting, the Counting Commission shall compile a record of voting results, which shall be signed by all members of the Counting Commission.

A resolution shall be deemed adopted (or not adopted) immediately upon the preparation of the record by the Counting Commission.

The record of voting results shall be attached to the minutes of the General Meeting of Shareholders.

After the compilation of the record of voting results and the signing of the minutes of the General Meeting of Shareholders, the voting ballots shall be sealed by the Counting Commission and transferred to the Company’s files for storage.

12.16.8. In the case of a General Meeting held in the form of joint presence, voting results and the resolutions adopted by the General Meeting (records of the Counting Commission) shall be announced at the General Meeting in the course of which the voting was conducted, or else be communicated to the persons included in the list of persons entitled to participate in the General Meeting of Shareholders after the closure of the meeting in the form of report in the manner established by this Charter for notifying Shareholders of the holding of a General Meeting of Shareholders in the respective form within 10 calendar days after the compilation of record of voting results.

12.17. Minutes of General Meetings.

12.17.1. In the case of a General Meeting conducted in the form of joint presence, the minutes of the General Meeting shall be prepared within 15 business days of the closure of the General Meeting. The minutes shall be prepared in two copies, each of which shall be signed by the chairman and the secretary of the General Meeting.

12.17.2. The following information shall be specified in the minutes of a General Meeting of Shareholders:

•                  the place and time of the meeting;

•                  the total number of votes held by Shareholders owning voting shares of the Company;

•                  the number of votes held by Shareholders who took part in the meeting;

•                  the chairman and the secretary of the General Meeting and the agenda of the General Meeting.

The minutes of a General Meeting of Shareholders shall include the main points of speeches, the issues put to voting and the results of voting thereon, and the resolutions adopted by the General Meeting.

12.18. Upon the receipt by the Company of a voluntary or mandatory offer to acquire shares (securities convertible into shares) in accordance with procedure stipulated by the Federal Law “On Joint Stock Companies” and this Charter the resolutions on the following questions shall be adopted only be the General Meeting of Shareholders:

12.18.1. The increase of the Charter Capital by placing additional shares within the limits of the quantity and categories (types) of declared shares;

12.18.2. Placement of securities convertible into shares, including options, by the Company;

12.18.3. Approval of a transaction/several interrelated transactions dealing with the acquisition, alienation or the possibility of alienation by the Company directly or indirectly of any property the price of which constitutes ten percent (10%) or more of the book value of the Company’s assets according to the Company’s accounting statements as of the latest reporting date, unless such transactions are made in the course of the Company’s every day business activities or unless such transactions had been completed before the information about the forwarding of a voluntary or mandatory offer to the Company was disclosed.

12.18.4. Approval of a transaction in whose completion there is an interest;

12.18.5. Acquisition by the Company of placed shares in cases stipulated by the Federal Law “On Joint Stock Companies”;

12.18.6. Increase in remuneration to persons holding offices in the management bodies of the Company, setting the terms and conditions for the termination of powers thereof including the assignment or increase of compensation paid to such persons in case of termination of their powers.

The restrictions contained in this clause cease to apply 20 days after the expiry of the time period established by the Federal Law “On Joint Stock Companies” for accepting a voluntary or mandatory offer. In the case that before such moment a person who, based on results of the acceptance of a voluntary or mandatory offer, had acquired more than thirty percent (30%) of the Company’s common shares, including shares owned by such person or its affiliated persons, requests the calling of the extraordinary General Meeting of the Company’s Shareholders whose agenda includes an issue of election of members of the Company’s Board of Directors, the restrictions contained in this clause shall apply until tallying voting results in respect of the issue of election of members of the Company’s Board of Directors at the General Meeting of the Company’s Shareholders where such issue was discussed.

13. Board of Directors

13.1. The Board of Directors of the Company shall carry out overall management of the Company’s activities, with the exception of the decision of issues assigned to the competence of the General Meeting of Shareholders.

The Board of Directors shall monitor the conformity of the Company’s activities to current legislation of the Russian Federation, this Charter, and the resolutions of the General Meeting of Shareholders, including the Statute of the Company’s Board of Directors.

13.2. The Board of Directors shall be elected by the General Meeting of Shareholders. The size of the Company’s Board of Directors shall be determined by a resolution of the General Meeting of Shareholders at the time of election of the Board of Directors. The Board of Directors shall consist of at least seven (7) members.

Members of the Audit Commission may not be members of the Board of Directors.

The members of the Board of Directors shall be elected by cumulative voting. In cumulative voting, each voting share of the Company shall carry a number of votes equal to the total number of members of the Board of Directors. A Shareholder may cast all votes carried by the shares owned by him in favor of one candidate or distribute them among several candidates for the Board of Directors. The candidates who receive the greatest number of votes shall be deemed elected to the Board of Directors.

13.3. Members of the Board of Directors shall be elected for a term lasting until the next annual General Meeting of Shareholders of the Company and may be re-elected an unlimited number of times. If the annual General Meeting of Shareholders of the Company has not been held within the periods established by the Charter of the Company, the powers of the Board of Directors of the Company shall terminate, with the exception of the powers to prepare for, call and hold the annual General Meeting of Shareholders of the Company.

13.4. The powers of the Board of Directors shall include the power to decide issues of overall management of the Company’s activities that are not assigned to the competence of the General Meeting of Shareholders in accordance with this Charter and a resolution of the General Meeting.

The following matters shall be within the competence of the Company’s Board of Directors:

1.               Determination of the priority areas of the Company’s activities, determination of the Company’s development strategy, and approval of the Company’s annual budgets (financial plans);

2.               Calling of annual and extraordinary General Meetings of Shareholders, except in the cases provided for by Article 55, section 8 of the Federal Law “On Joint Stock Companies”;

3.               Approval of the agenda of a General Meeting of Shareholders of the Company;

4.               Setting the date for compilation of the list of persons entitled to participate in a General Meeting of Shareholders of the Company, and other matters assigned to the competence of the Board of Directors and associated with the preparation and holding of a General Meeting of Shareholders;

5.               Referring the issues set forth in clause 12.1, subclauses 2, 6 and 14–19 hereof to the General Meeting of Shareholders for decision;

6.               Determination of the price (monetary value) of property, and the price of placement and issue of securities in those instances envisaged in the current legislation;

7.               Placement by the Company of bonds and other securities;

8.               Acquisition of shares, bonds and other securities placed by the Company, in the cases provided for by the Federal Law “On Joint Stock Companies” and other legislation of the Russian Federation;

9.               Recommendations on the amount of remuneration and compensation to be paid to the members of the Company’s Audit Commission and determination of the amount to be paid for the services of the External Auditor;

10.         Recommendations on the amount of the dividend on shares and the procedure for payment thereof;

11.         Use of the Company’s reserve fund and other funds;

12.         Approval of the internal documents of the Company, with the exception of those internal documents, approval of which pursuant to the current legislation is assigned to the competence of the General Meeting of Shareholders of the Company, and other documents of the Company, approval of which pursuant to this Charter is assigned to the competence of executive bodies of the Company;

13.         Adoption of resolutions on the creation and liquidation of branches, opening and closing of representative offices of the Company and approval of statutes of the Company’s branches and representative offices;

14.         Approval of major transactions in the cases provided for by Chapter X of the Federal Law “On Joint Stock Companies” and other legislation of the Russian Federation;

15.         Approval of transactions in whose completion there is an interest, in the cases provided for by Chapter XI of the Federal Law “On Joint Stock Companies” and other legislation of the Russian Federation;

16.         Approval of the registrar of the Company and of the terms and conditions of the agreement with it and on termination of the agreement with it;

17.         Adoption of resolutions providing that the Company will pay costs associated with the conduct of unplanned audits and verifications by the Audit Commission initiated by Shareholders owning the number of voting shares of the Company specified by this Charter;

18.         The increase of the Charter Capital of the Company out of the Company’s property by placement of additional shares through distributing them among shareholders within the limit of the number and category (class) of authorized shares only among shareholders in the number proportional to the number of shares owned by them, as well as the placement by open subscription of common shares and securities, convertible into common shares constituting no more than 25 percent of previously placed common shares of the Company;

19.         Strategic management of the Company’s activities and supervision over the activities of the Individual Executive Body of the Company;

20.         Supervision over the compliance of the Company with the current legislation, this Charter and the resolutions of the General Meeting of Shareholders of the Company;

21.         Management of operations dealing with the fulfillment of resolutions of the General Meeting of the Company’s Shareholders;

22.         Estimation of political, financial and other risks affecting the Company’s activities;

23.         Determination of basic directions of investments;

24.         Adoption of resolutions on the Company’s participation and on the cessation of the Company’s participation in other organizations (except for organizations mentioned in subparagraph 18, paragraph 12.1 hereof);

25.         Evaluation of results of the Company’s activities;

26.         Assurance of the Company’s compliance with the current legislation;

27.         Assurance of the Company’s compliance with the principles of corporate governance;

28.         Timely consideration of reports of the Audit Commission and other commissions under the authority of the Board of Directors and issuance of recommendations to commissions if necessary;

29.         Formation of executive bodies and early termination of their powers;

30.         Other issues provided for by current legislation and this Charter.

13.5. A resolution of the General Meeting of Shareholders to terminate early the powers of the Board of Directors may be adopted only with respect to all members of the Board of Directors.

In the event of early termination of the powers of the Board of Directors, the powers of the new Board of Directors shall be effective until the next annual General Meeting of Shareholders.

A member of the Board of Directors may at any time send a notice to the Company, addressed to the Chairman of the Board of Directors, voluntarily relinquishing his powers. A copy of the notice shall simultaneously be sent to the other members of the Board of Directors. In such case, the powers of members of the Board of Directors shall not terminate, except as provided by clause 13.6 of this Charter.

13.6. The Board of Directors shall retain its powers irrespective of any vacancies that may arise, with the proviso that, if the number of members of the Board of Directors, excluding exiting members, falls below the quorum established in clause 13.10 of this Charter, the Board of Directors shall be required to call an extraordinary General Meeting of Shareholders to elect a new Board of Directors. In such case, the remaining members of the Board of Directors shall be entitled only to adopt a resolution to call such extraordinary General Meeting of Shareholders.

13.7. The Board of Directors shall elect a Chairman of the Board and one deputy. Meetings of the Board of Directors shall be called by the Chairman of the Board or by any two members of the Board of Directors. The Chairman of the Board of Directors or his deputy shall preside at meetings of the Board of Directors.

The Board of Directors shall adopt resolutions and organize work in accordance with the Statute of the Board of Directors approved by General Meeting of Shareholders (including by remote voting or by poll).

All resolutions at meetings of the Board of Directors shall be adopted by a simple majority of votes of the members present at the meeting, except where otherwise explicitly provided for by this Charter or the current legislation.

13.8. The Board of Directors shall meet as necessary, but at least once every quarter.

13.9. During the period of performance of their duties the Members of the Board of Directors, pursuant to the resolution of the General Meeting of Shareholders, shall be reimbursed for transportation and other expenses and shall be paid a remuneration, the amount of which shall be established by the General Meeting of Shareholders.

13.10. The presence of at least fifty percent (50%) of the total number of elected members of the Board of Directors is required to satisfy the quorum at the meeting of the Board of Directors.

13.11. A resolution of the Board of Directors may be adopted by remote voting (by poll) in the manner provided by the Statute of the Board of Directors.

When a meeting of the Board of Directors is held in direct form, written opinions of absent members of the Board of Directors shall be taken into account.

13.12. Requirements that must be met by persons elected to the Board of Directors may be established by the Bylaw on the Board of Directors.

13.13. Pursuant to a resolution of the Board of Directors, committees of the Board of Directors may be created within the Board of Directors.

14. President

14.1. The Company’s Board of Directors shall elect the President of the Company by a majority of votes of elected members of the Board. The term of office of the President of the Company shall be determined by the Company’s Board of Directors at the time of election of the President and may not exceed three (3) years. The rights and obligations, and the times and amounts of payment for the President’s services shall be determined by a contract concluded with him by the Company, represented by the Chairman of the Board of Directors or by a person authorized by the Company’s Board of Directors.

14.2. The President shall be accountable to the General Meeting of Shareholders and the Board of Directors.

The President of the Company may not simultaneously be the Chairman of the Board of Directors.

14.3. The competence of the President shall include all issues pertaining to management of the Company’s current activities, with the exception of issues assigned to the competence of the General Meeting of Shareholders, the Board of Directors and the Executive Board of the Company.

The President shall organize the performance of resolutions of the General Meeting of Shareholders, the Board of Directors and the Executive Board of the Company..

14.4. The President shall act in the name of the Company without a power of attorney, and in such capacity, inter alia:

•                  carry out the day-to-day management of the Company’s activities;

•                  have the right of first signature on financial documents;

•                  dispose of the Company’s property so as to provide for its current activities, within the limits established by this Charter;

•                  represent the Company’s interests both in the Russian Federation and elsewhere, including in foreign states;

•                  approve the staff, enter into labor agreements with the Company’s employees, and provide incentives to such employees and impose penalties on them;

•                  independently conclude transactions in the Company’s name, or, in the cases provided for by the Federal Law “On Joint Stock Companies” and this Charter, pursuant to a resolution of the General Meeting of Shareholders or a resolution of the Board of Directors or the Company’s Executive Board;

•                  issue powers of attorney on behalf of the Company;

•                  arrange for the keeping of accounting records and reports by the Company;

•                  issue orders and give instructions binding upon all employees of the Company;

•                  perform other functions necessary to achieve the Company’s objectives and ensure its normal operation, in accordance with current legislation and the Company’s Charter, with the exception of functions assigned by the Federal Law “On Joint Stock Companies” and the Company’s Charter to other management bodies of the Company.

14.5. The election of the President of the Company and early termination of his powers shall be accomplished on the basis of the resolution of the Company’s Board of Directors.

14.6. Requirements that must be met by persons elected to the position of President may be established by the Bylaw on the President of the Company and/or a resolution of the Board of Directors.

14.7. The person performing the functions of the President shall be permitted to simultaneously occupy positions on the management bodies of other organizations only with the consent of the Board of Directors.

15. Executive Board

15.1. The Executive Board shall be the Company’s collegial body and shall perform its funtions following the existing law, this Charter and the Statute on the Executive Board of MTS OJSC.

15.2. The Executive Board shall include no less than three (3) and no more than eight (8) members.

15.3. The size and the personal composition of the Executive Board as advised by the President of the Company shall be subject to the approval of the Board of Directors.

15.4. The Chairman of the Executive Board shall be the President of the Company.

15.5. The quorum for holding a meeting of the Executive Board shall be determined by the Statute on the Executive Board of MTS OJSC and shall not be less than the half of the numer of elected members of the Executive Board. In case the number of members of the Executive Board becomes less than the number that consitutes the said quorum, the Company’s Board of Directors shall form a new Executive Board of the Company.

15.6. The following issues belong to the competence of the Executive Board:

15.6.1. Organization of effective day-to-day management of the Company’s operations;

15.6.2. Development of basic principles for planning the Company’s operations;

15.6.3. Development and implementation of the Company’s current business policies with the aim to increase the Company’s profitability and competitiveness;

15.6.4. Development of the Company’s quarterly, annual and long-term operation plans, budget and the Company’s investment program and supervision over the implementation thereof;

15.6.5. Drawing up and evaluation of the feasibility of proposals relating to the improvement of the Company’s institutional and management structure;

15.6.6. Drawing up and submitting to the Company’s Board of Directors the proposals relating to strategic issues of the organization and planning of the Company’s operations in general;

15.6.7. Development of global financial and investment strategies and lists of specific tasks for the Company’s day-to-day operations;

15.6.8. Development and submission for the approval of the Board of Directors of key rules of corporate behavior, including those for domains of confidentiality and information resource management;

15.6.9. Development and improvement of the Company’s employee motivation system;

15.6.10. Development of recommendations to the Company’s President and the Board of Directors with respect to annual results that should be achieved by the Company in accordance with its general operational targets;

15.6.11. Submission of reports to the Board of Directors, Auditing Commission and the auditor of MTS OJSC;

15.6.12. Preliminary study of materials that should be submitted to the Company’s Board of Directors and shareholders in the course of preparation for the meetings of the Board of Directors and General Meetings of the Company’s Shareholders;

15.6.13. Management of implementation of resolutions adopted by General Meetings of Shareholders and the Company’s Board of Directors;

15.6.14. Adoption of a resolution on the cosummation by the Company of a transaction (which is not a major transaction in whose completion there is an interest) or several interrelated transactions dealing with the acquisition, alienation or the possibility of direct or indirect alienation by the Company of the property whose value exceeds the amount equivalent to 100,000,000 (one hundred million) US dollars denominated in Russian rubles at the RF Central Bank exchange rate as of the date of entering into such transaction.

15.6.15. Provision of assistance to the Company’s President in the course of preparation of budgets, financial or other information, reports, balance sheets and other documents as required by the Company’s Charter, resolutions of General Meetings of Shareholders, the Company’s Board of Directors and/or provisions of the Russian law.

15.6.16. Discussion of other issues related to the Company’s day-to-day operations and assigned to the competence of the Company’s Executive Board by the Russian law, the Charter of MTS OJSC and the Statute on the Executive Board of MTS OJSC. The President of MTS OJSC may submit for consideration of the Executive Board any issues relating to the Company’s day-to-day operations that do not belong to the competence of the General Meeting of Shareholders or the Company’s Board of Directors.

15.7. The Chaiman of the Executive Board shall make up the Executive Board’s quarterly work plan and distribute it to members of the Executive Board no later than ten (10) days prior to the beginning of a respective calendar quarter. Members of the Executive Board shall be notified about the meetings of the Executive Board no later than two (2) business days prior to the date of the meeting.

15.8. Meetings of the Executive Board shall be held as required but no less than two (2) times per month and shall be called by the Chairman of the Executive Board on his own initiative or at the request of any member of the Executive Board, Board of Directors, Auditing Commission or the auditor of the Company. The meetings of the Executive Board shall be held at the Company’s place of business.

15.9. Members of the Executive Board may not delegate their voting rights to any other person, including any member of the Executive Board.

15.10. The Company’s President (the Chairman of the Executive Board) shall be responsible for holding the meetings of the Executive Board.

Keeping the minutes of the Executive Board meetings shall be the responsibility of the Secretary of the Executive Board appointed by the Chairman of the Executive Board.

In the absence of the Chairman of the Executive Board his functions shall be performed by the Deputy Chairman of the Executive Board appointed by the Chairman of the Executive Board.

Minutes of the Executive Board meetings shall be signed by the Chairman and the Secretary of the Executive Board.

15.11. Minutes of the Executive Board meetings shall be made available to shareholders (a shareholder) owning in aggregate at least 25% of voting shares in the Company, members of the Board of Directors, Auditing Commission of the Company and the Company’s auditor at their request.

15.12 Further requirements concerning the procedure for holding the Executive Board meetings and the competence of the Executive Board shall be set out in the Statute on the Executive Board of MTS OJSC that shall be approved by the General Meeting of MTS OJSC Shareholders.

16. Reports of the Company

16.1. The financial year of the Company shall begin on January 1st and end on December 31st of the current year, inclusive.

16.2. The Company shall keep accounting records and accounting and other statistical reports in accordance with the requirements of current Russian legislation.

Internationally accepted accounting principles shall be implemented to the extent permitted by legislation.

All payment documents, balance sheets, financial reports, and account books shall be prepared in the Russian language. Where necessary for the purposes of an audit, the essential elements of each document may be translated into English. The Company’s quarterly and annual financial statements shall be prepared in the Russian and English languages.

Within 40 days of the end of each quarter and within 100 days of the end of each financial year, the President shall provide each Shareholder with a quarterly and annual balance sheet and a report on the results of economic activities, which shall be prepared in the Russian and English languages. These reports, signed by the President and the Vice President for Finance, shall be immediately delivered to the Audit Commission, whose duties shall include verifying the correct preparation thereof and the accuracy of the data contained therein within 15 days of the receipt thereof.

16.3. For the purposes of implementing governmental, social, economic and tax policies, the Company shall be responsible for the preservation of documents (managerial, financial and economic, personnel-related, etc.), ensure the transfer of scientifically and historically significant documents to the central archives of Moscow for state storage, in accordance with a list of documents agreed with the Mosarkhiv association, and store and use personnel-related documents pertaining in the established manner.

16.4. In the course of its activities the Company shall conduct work to record and exempt from service its employees in the reserve and called up for military service, in accordance with the requirements of the legislation of the Russian Federation and decrees of the Government of the Russian Federation. The President of the Company shall be personally liable for the fulfillment of this work.

17. Audit Commission

17.1. The Audit Commission shall supervise the financial and economic activities of the Company. The procedure for the activities of the Audit Commission shall be approved by the General Meeting of Shareholders.

17.2. The Audit Commission shall be elected by the General Meeting of Shareholders. The General Meeting of Shareholders may elect individual new members of the Commission or elect a new Commission as a whole.

Members of the Board of Directors may not simultaneously be members of the Audit Commission.

17.3. The accuracy of the information contained in the annual report of the Company and annual balance sheets must be confirmed by the Audit Commission (internal auditor) of the Company and an auditor of the Company, which has no privity ties with the Company or Shareholders.

17.4. The Audit Commission may, with the approval of the General Meeting or the Board of Directors, engage auditing firms to participate in its work.

17.5. A verification of the Company’s financial and economic activities shall be conducted at any time on the initiative of the Audit Commission, pursuant to a resolution of the General Meeting of Shareholders or the Board of Directors, or at the request of Shareholders owning in aggregate at least 10 percent of the voting shares of the Company.

17.6. An audit of the Company’s activities shall be conducted at any time at the request of Shareholders having in aggregate no less than a 10 percent interest in the Company’s Charter Capital.

18. Register of Shareholders

18.1. The Company shall, in the manner established by current legislation of the Russian Federation, commission a registrar to keep and maintain the Register of Shareholders.

18.2. A person registered in the Register of Shareholders of the Company shall be required to promptly inform the holder of the Register of Shareholders of the Company about any changes in his information. Neither the Company nor the registrar shall be liable for any damages caused in connection with a person’s failure to report changes in his information.

18.3. A Shareholder’s ownership of shares of the Company shall be confirmed by an entry in the Register of Shareholders or, in the event that rights to shares are recorded by a person carrying out depositary activity, by an entry on a depositary account. A transaction with shares shall be carried out, and ownership of a share shall pass to the new owner, at the moment a credit entry is made on the personal account of the acquirer, if rights to shares of the Company are recorded in the system of keeping the Register of Shareholders, or at the moment a credit entry is made on the depositary account of the acquirer, if rights to shares of the Company are kept by a person carrying out depositary activity.

19. Liquidation and reorganization

19.1. The Company may be terminated (liquidated)

•              pursuant to a resolution of the General Meeting of Shareholders;

•              by the decision of a court.

19.2. Liquidation of the Company on a voluntary basis shall be carried out by a liquidation commission appointed by the Company. Compulsory liquidation shall be carried out by a commission appointed by a court.

19.3. All powers to manage the affairs of the Company shall pass to the liquidation commission upon the appointment thereof. The liquidation commission shall appraise assets; identify creditors and settle with them and with Shareholders; and prepare a liquidation balance and submit it to the General Meeting of Shareholders.

19.4. The funds of the Company, including proceeds from the sale of property, shall be distributed in accordance with the requirements of legislation.

19.5. The liquidation of the Company shall be deemed complete, and the Company to have ceased to exist, from the time a corresponding entry is made in the state register.

19.6. Disputes between the Company and legal entities or individuals, including foreign, shall be examined in accordance with current legislation.

19.7. The Company may be reorganized by way of consolidation, split-up, spin-off, merger, or transformation.

A decision to reorganize the Company may be taken by the General Meeting of Shareholders, authorized government authorities, or a court in the cases provided for by current legislation.

19.8. In the event that the Company is reorganized necessary amendments shall be made to its Charter. In the event that the Company is liquidated, a corresponding entry shall be made in the register.

19.9. The reorganization of the Company shall entail the transfer of its rights and obligations to its successor.

19.10. The creation of a new company by the transfer to it of all rights and obligations of two or more companies and the termination thereof shall be deemed a consolidation of the companies.

19.11. Dissociation of the Company shall be regarded as the termination of the Company with the transfer of its rights and obligations to a newly established company.

The termination of one or more companies with the transfer of all their rights and obligations to another company shall be deemed a merger of the Company.

In the event that the Company is reorganized and its activity terminated, all documents (managerial, financial, personnel-related, etc.) shall be transferred in accordance with the established rules to the successor enterprise.

In the absence of a successor, scientifically and historically significant documents shall be transferred for state storage to the archives of the Mosgorarkhiv association. Personnel-related documents (orders, personal files, account cards, etc.) shall be transferred for storage to the records office of the municipality in which the Company is located. Documents shall be collated and transferred by and at the expense of the Company in accordance with the requirements of the archival authorities.

20. Subsidiaries, branches, and representative offices

20.1. The Company may establish subsidiaries, representative offices, and branches in the territory of Russia and elsewhere in accordance with the requirements of current legislation of the Russian Federation and the legislation of the foreign states where subsidiaries, branches, and representative offices are located, unless otherwise provided by an international treaty.

Branches and representative offices shall carry out their activities in the name of the Company, which shall be liable for their activities.

20.2. Branches and representative offices shall not be legal entities, and shall be furnished with property by the Company and act in accordance with a statute governing them.

Branches and representative offices shall have independent balance sheets, which shall form part of the Company’s balance sheet.

Resolutions to create and liquidate branches and open and close representatives offices, the statutes governing them, shall be adopted by the Board of Directors in accordance with the legislation of the country where the respective branch or representative office is founded. Directors of branches and representative offices shall act on the basis of powers of attorney issued by the Company.

20.3. Representative offices and branches shall be liable for the obligations of the Company and the Company shall be liable for their obligations.

20.4. The Company has the following branches:

20.4.1.     Branch of Mobile TeleSystems Open Joint Stock Company in the North-West Macro-region.

Location of branch: 8, Italyanskaya St., Saint Petersburg, Russian Federation.

20.4.1.1. Branch of Mobile TeleSystems Open Joint Stock Company in Syktyvkar, the Republic of Komi.

Location of branch: Syktyvkar, Republic of Komi, Russian Federation

20.4.1.2. Branch of Mobile TeleSystems Open Joint Stock Company in Pskov.

Location of branch: Pskov, Pskov Region, Russian Federation.

20.4.1.3. Branch of Mobile TeleSystems Open Joint Stock Company in St. Petersburg.

Location of branch: St. Petersburg, Russian Federation.

20.4.1. 4. Branch of Mobile TeleSystems Open Joint Stock Company in the Arkhangelsk Region.

Location of branch: Arkhangelsk, Arkhangelsk Region, Russian Federation.

20.4.1.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Vologda Region.

Location of branch: Vologda, Vologda Region, Russian Federation.

20.4.1.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Kaliningrad Region.

Location of branch: Kaliningrad, Kaliningrad Region, Russian Federation.

20.4.1.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Murmansk Region.

Location of branch: Murmansk, Murmansk Region, Russian Federation.

20.4.1.8. Branch of Mobile TeleSystems Open Joint Stock Company in the Novgorod Region.

Location of branch: V. Novgorod, Novgorod Region, Russian Federation.

20.4.1.9. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karelia.

Location of branch: Petrozavodsk, Republic of Karelia, Russian Federation.

20.4.1.10. Branch of Mobile TeleSystems Open Joint Stock Company in the Leningrad Region.

Location of branch: Vyborg, Leningrad Region, Russian Federation.

20.4.2. Branch of Mobile TeleSystems Open Joint Stock Company in the South Macro-region.

Location of branch: 61, Gimnazicheskaya St., Krasnodar, Krasnodar Territory, Russian Federation.

20.4.2.1. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Kalmykia.

Location of branch: Elista, Republic of Kalmykia, Russian Federation.

20.4.2.2. Branch of Mobile TeleSystems Open Joint Stock Company in the Stavropol Territory.

Location of branch: Stavropol, Stavropol Territory, Russian Federation.

20.4.2.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Krasnodar Territory.

Location of branch: Krasnodar, Krasnodar Territory, Russian Federation.

20.4.2.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Rostov Region.

Location of branch: Rostov-on-Don, Rostov Region, Russian Federation.

20.4.2.5. Branch of Mobile TeleSystems Open Joint Stock Company in Novorossiisk.

Location of branch: Novorossiisk, Krasnodar Territory, Russian Federation

20.4.2.6. Branch of Mobile TeleSystems Open Joint Stock Company in Sochi.

Location of branch: Sochi, Krasnodar Territory, Russian Federation.

20.4.2.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Adygei.

Location of branch: Maikop, Republic of Adygei, Russian Federation.

20.4.2.8. Branch of Mobile TeleSystems Open Joint Stock Company in the Astrakhan Region.

Location of branch: Astrakhan, Astrakhan Region, Russian Federation.

20.4.2.9. Branch of Mobile TeleSystems Open Joint Stock Company in the Volgograd Region.

Location of branch: Volgograd, Volgograd Region, Russian Federation.

20.4.2.10. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Kabardino-Balkaria.

Location of branch: Nalchik, Republic of Kabardino-Balkaria,  Russian Federation.

20.4.2.11. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karachai-Cherkessia.

Location of branch: Cherkessk, Republic of Karachai-Cherkessia, Russian Federation.

20.4.2.12. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Ingushetia.

Location of branch: Magas, Republic of Ingushetia, Russian Federation.

20.4.2.13. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of North Ossetia-Alania.

Location of branch: Vladikavkaz, Republic of North Ossetia-Alania, Russian Federation

20.4.3.     Branch of Mobile TeleSystems Open Joint Stock Company in the Volga SE Macro-region.

Location of branch: Samara, Samara Region, Russian Federation.

20.4.3.1. Branch of Mobile TeleSystems Open Joint Stock Company in Orenburg.

Location of branch: Orenburg, Orenburg Region, Russian Federation.

20.4.3.2. Branch of Mobile TeleSystems Open Joint Stock Company in Saratov.

Location of branch: Saratov, Saratov Region, Russian Federation.

20.4.3.3. Branch of Mobile TeleSystems Open Joint Stock Company in Samara.

Location of branch: 61-A, Chernorechenskaya St., Samara, Samara Region, Russian Federation.

20.4.3.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Ulyanovsk Region.

Location of branch: Ulyanovsk, Ulyanovsk Region, Russian Federation.

20.4.3.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Bashkortostan.

Location of branch: Ufa, Republic of Bashkortostan, Russian Federation.

20.4.4.     Branch of Mobile TeleSystems Open Joint Stock Company in the Volga NW Macro-region.

Location of branch: 61, Beketova St., Nizhny Novgorod, Nizhny Novgorod Region, Russian Federation.

20.4.4.1. Branch of Mobile TeleSystems Open Joint Stock Company in Nizhny Novgorod.

Location of branch: Nizhny Novgorod, Nizhny Novgorod Region, Russian Federation.

20.4.4.2. Branch of Mobile TeleSystems Open Joint Stock Company in Kirov.

Location of branch: Kirov, Kirov Region, Russian Federation.

20.4.4.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Chuvash Republic – Chuvashia.

Location of branch: Cheboksary, Chuvash Republic – Chuvashia, Russian Federation.

20.4.4.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mordovia.

Location of branch: Saransk, Republic of Mordovia, Russian Federation.

20.4.4.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mari El.

Location of branch: Ioshkar-Ola, Republic of Mari El, Russian Federation.

20.4.4.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Udmurtia.

Location of branch: Izhevsk, Republic of Udmurtia, Russian Federation.

20.4.4.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tatarstan.

Location of branch: Kazan, Republic of Tatarstan, Russian Federation.

20.4.5.     Branch of Mobile TeleSystems Open Joint Stock Company in the Ural Macro-region.

Location of branch: 5, Marshal Zhukov St., Ekaterinburg, Sverdlovsk Region, Russian Federation.

20.4.5.1. Branch of Mobile TeleSystems Open Joint Stock Company in Chelyabinsk.

Location of branch: Chelyabinsk, Chelyabinsk Region, Russian Federation.

20.4.5.2. Branch of Mobile TeleSystems Open Joint Stock Company in Kurgan.

Location of branch: Kurgan, Kurgan Region, Russian Federation.

20.4.5.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Tyumen Region.

Location of branch: Tyumen, Tyumen Region, Russian Federation.

20.4.5.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Yamalo-Nenets Autonomous Area

Location of branch: Noyabrsk, Yamalo-Nenets Autonomous Area, Russian Federation.

20.4.5.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Sverdlovsk Region.

Location of branch: Ekaterinburg, Sverdlovsk Region, Russian Federation.

20.4.5.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Khanty-Mansi Autonomous Area – Yugra.

Location of branch: Surgut, Khanty-Mansi Autonomous Area – Yugra, Russian Federation.

20.4.5.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Perm Territory.

Location of branch: Perm, Perm Territory, Russian Federation.

20.4.6.     Branch of Mobile TeleSystems Open Joint Stock Company in the Siberia Macro-region.

Location of branch: 35, Oktyabrskaya St., Novosibirsk, Novosibirsk Region, Russian Federation.

20.4.6.1. Branch of Mobile TeleSystems Open Joint Stock Company in the Kemerovo Region.

Location of branch: Kemerovo, Kemerovo Region, Russian Federation.

20.4.6.2. Branch of Mobile TeleSystems Open Joint Stock Company in the Altai Territory.

Location of branch: Barnaul, Altai Territory, Russian Federation.

20.4.6.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Krasnoyarsk Territory.

Location of branch: Krasnoyarsk, Krasnoyarsk Territory, Russian Federation.

20.4.6.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Tomsk Region.

Location of branch: Tomsk, Tomsk Region, Russian Federation.

20.4.6.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tuva.

Location of branch: Kyzyl, Republic of Tuva, Russian Federation.

20.4.6.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Novosibirsk Region.

Location of branch: Novosibirsk, Novosibirsk Region, Russian Federation.

20.4.6.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Omsk Region.

Location of branch: Omsk, Omsk Region, Russian Federation.

20.4.6.8. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Khakassia.

Location of branch: Abakan, Republic of Khakassia, Russian Federation.

20.4.6.9. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Altai.

Location of branch: Gorno-Altaisk, Republic of Altai, Russian Federation.

20.4.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Far East Macro-region.

Location of branch: 53-A, Nekrasova St., Vladivostok, the Primorsky Territory, Russian Federation.

20.4.7.1. Branch of Mobile TeleSystems Open Joint Stock Company in Blagoveshchensk.

Location of branch: Blagoveshchensk, Amur Region, Russian Federation.

20.4.7.2. Branch of Mobile TeleSystems Open Joint Stock Company in the Sakhalin Region.

Location of branch: Yuzhno-Sakhalinsk, Sakhalin Region, Russian Federation.

20.4.7.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Chukot Autonomous Area.

Location of branch: Anadyr, Chukot Autonomous Area.

20.4.7.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Khabarovsk Territory.

Location of branch: Khabarovsk, Khabarovsk Territory, Russian Federation.

20.4.7.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Sakha (Yakutia).

Location of branch: Yakutsk, Republic of Sakha (Yakutia), Russian Federation.

20.4.7.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Chita Region.

Location of branch: Chita, Chita Region, Russian Federation.

20.4.7.7. Branch of Mobile TeleSystems Open Joint Stock Company in the Irkutsk Region.

Location of branch: Irkutsk, Irkutsk Region, Russian Federation.

20.4.7.8. Branch of Mobile TeleSystems Open Joint Stock Company in the Kamchatka Region.

Location of branch: Petropavlovsk-Kamchatski, Kamchatka Region, Russian Federation.

20.4.7.9. Branch of Mobile TeleSystems Open Joint Stock Company in the Magadan Region.

Location of branch: Magadan, Magadan Region, Russian Federation.

20.4.7.10. Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Buryatia.

Location of branch: Ulan-Ude, Republic of Buryatia, Russian Federation.

20.4.7.11. Branch of Mobile TeleSystems Open Joint Stock Company in the Primorsky Territory.

Location of branch: Vladivostok, the Primorsky Territory, Russian Federation.

20.4.8.

20.4.8.1. Branch of Mobile TeleSystems Open Joint Stock Company in Tula.

Location of branch: Tula, Tula Region, Russian Federation.

20.4.8.2. Branch of Mobile TeleSystems Open Joint Stock Company in Smolensk.

Location of branch: Smolensk, Smolensk Region, Russian Federation.

20.4.8.3. Branch of Mobile TeleSystems Open Joint Stock Company in Ryazan.

Location of branch: Ryazan, Ryazan Region, Russian Federation.

20.4.8.4. Branch of Mobile TeleSystems Open Joint Stock Company in Vladimir.

Location of branch: Vladimir, Vladimir Region, Russian Federation.

20.4.8.5. Branch of Mobile TeleSystems Open Joint Stock Company in Kaluga.

Location of branch: Kaluga, Kaluga Region, Russian Federation.

20.4.8.6. Branch of Mobile TeleSystems Open Joint Stock Company in Kostroma.

Location of branch: Kostroma, Kostroma Region, Russian Federation.

20.4.8.7. Branch of Mobile TeleSystems Open Joint Stock Company in Tver.

Location of branch: Tver, Tver Region, Russian Federation.

20.4.8.8. Branch of Mobile TeleSystems Open Joint Stock Company in Yaroslavl.

Location of branch: Yaroslavl, Yaroslavl Region, Russian Federation.

20.4.8.9. Branch of Mobile TeleSystems Open Joint Stock Company in Ivanovo.

Location of branch: Ivanovo, Ivanovo Region, Russian Federation.

20.4.8.10. Branch of Mobile TeleSystems Open Joint Stock Company in Tambov.

Location of branch: Tambov, Tambov Region, Russian Federation.

20.4.9.     Branch of Mobile TeleSystems Open Joint Stock Company in the South-West Macro-region.

Location of branch: 27-A Octyabrskaya St., Orel, Orel Region, Russian Federation.

20.4.9.1. Branch of Mobile TeleSystems Open Joint Stock Company in the Orel Region.

Location of branch: Orel, Orel Region, Russian Federation.

20.4.9.2. Branch of Mobile TeleSystems Open Joint Stock Company in the Belgorod Region.

Location of branch: Belgorod, Belgorod Region, Russian Federation.

20.4.9.3. Branch of Mobile TeleSystems Open Joint Stock Company in the Lipetsk Region.

Location of branch: Lipetsk, Lipetsk Region, Russian Federation.

20.4.9.4. Branch of Mobile TeleSystems Open Joint Stock Company in the Kursk Region.

Location of branch: Kursk, Kursk Region, Russian Federation.

20.4.9.5. Branch of Mobile TeleSystems Open Joint Stock Company in the Voronezh Region.

Location of branch: Voronezh, Voronezh Region, Russian Federation.

20.4.9.6. Branch of Mobile TeleSystems Open Joint Stock Company in the Bryansk Region.

Location of branch: Bryansk, Bryansk Region, Russian Federation.

20.5.        The Company has the following representative offices:

20.5.1.     Representative office of Mobile TeleSystems Open Joint Stock Company in the Republic of Belarus.

Location of representative office: Minsk, Republic of Belarus.

20.5.2.     Representative office of Mobile TeleSystems Open Joint Stock Company in the Ukraine.

Location of representative office: Kiev, Ukraine.

21. Audit

21.1. The Company shall be obligated to enter into a contract with a specialized organization for the purpose of conducting audits and confirming annual financial statements of the Company (external audit).

22. Intellectual Property

22.1. The Company’s rights in intellectual property, including patents, trademarks and copyrights, shall be protected in accordance with current legislation of the Russian Federation and international treaties.

23. Information about the Company

23.1. During business hours the Company shall give the Shareholders access to the documents listed in clause 24.1 hereof, with the exception of accounting documents, at the location where the documents are stored or at another place established in accordance with clause 24.2 hereof.

Shareholders (a Shareholder) of the Company owning in aggregate at least 25 percent of the voting shares of the Company shall have the right of access to the accounting documents.

At the request of a Shareholder, the Company shall be required to provide him, for a fee, with copies of the aforesaid documents and other documents of the Company provided for by legal acts of the Russian Federation. Copies of documents shall be delivered to a

Shareholder (or his representative) personally or sent through the mail by registered letter. The amount of the fee shall be established by the executive bodies of the Company and may not exceed the cost of preparing copies the documents and costs associated with sending them through the mail.

23.2. The Company shall be obligated to disclose :

•              the Company’s annual report, annual accounting statements;

•              a prospectus for issuance of shares of the Company, in the cases provided for by legal acts of the Russian Federation;

•              a notice concerning the holding of a General Meeting of Shareholders in the manner established by the existing legislation;

•              other information as determined by the federal body of executive authority for the securities market ..

24. Documents of the Company

24.1. The Company shall be required to store the following documents:

•              agreement on establishment of the Company;

•              the Charter of the Company and amendments thereto, registered in the established manner; the decision respecting the creation of the Company; and the certificate of state registration of the Company;

•              documents certifying the rights of the Company to the property on its balance sheet;

•              internal documents of the Company;

•              statutes of the Company’s branches and representative offices;

•              annual reports;

•              prospectuses for the issuance of shares of the Company, quarterly reports of the issuer (the Company) and other documents containing information that is subject to publication or disclosure by other means in accordance with the current legislation;

•              accounting documents;

•              accounting statements and reporting documents;

•              minutes of General Meetings of Shareholders and meetings of the Board of Directors and the Audit Commission (internal auditor);

•              voting ballots and powers of attorney (copies of powers of attorney) for participation in the General Meeting of Shareholders;

•              reports of independent valuators;

•              lists of affiliated persons of the Company;

•              conclusions of the Audit Commission (internal auditor), the External Auditor and government and municipal authorities responsible for financial oversight;

•              lists of the persons entitled to participate in the General Meeting of Shareholders, entitled to receive dividends, and other lists prepared by the Company to facilitate the exercising by Shareholders of their rights in accordance with the requirements of legislation;

•              other documents specified by the Federal Law “On Joint Stock Companies”; the Charter and internal documents of the Company; resolutions of the General Meeting of Shareholders, the Board of Directors, and management bodies of the Company; and the documents specified by legal acts of the Russian Federation.

24.2. The Company shall store the documents specified in clause 24.1 of this Charter at the location of its Executive Board in the manner and period prescribed by the current legislation.